As filed with the Securities and Exchange Commission on July 27, 2018

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
Registration Statement
under
The Securities Act of 1933
______________

Southern California Edison Company	California	95-1240335

SCE Trust VII	Delaware	82-6364428
SCE Trust VIII	Delaware	82-6367353
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue
Rosemead, California 91770
626-302-1212
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kathleen L. Brennan de Jesus
Senior Attorney
2244 Walnut Grove Avenue (P.O. Box 800)
Rosemead, California 91770
626‑302‑3476
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
___________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐            Accelerated filer ☐
Non-accelerated filer ☑            Smaller reporting company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
First and Refunding Mortgage Bonds
Debt Securities
$100 Cumulative Preferred Stock and Cumulative Preferred Stock
Preference Stock
Trust Preference Securities of SCE Trust VII (3)
Guarantees of Trust Preference Securities of SCE Trust VII by Southern California Edison Company (3)
Trust Preference Securities of SCE Trust VIII (3)
Guarantees of Trust Preference Securities of SCE Trust VIII by Southern California Edison Company (3)

(1)
An indeterminate aggregate principal amount or number of the securities of each class identified above as may from time to time be issued at indeterminate prices. Preference stock may be issued and sold to SCE Trust VII and SCE Trust VIII, in which event such securities may later be distributed to the holders of trust preference securities.

(2)	Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under Securities Act of 1933.

(3)
Includes the rights of holders of the trust preference securities under the guarantees of trust preference securities and back-up undertakings, consisting of obligations by Southern California Edison Company, as set forth in the trust agreement, certificate of determinations and guarantee agreement, in each case as further described in this registration statement. No separate consideration will be received for any guarantees or back-up undertakings.

EXPLANATORY NOTE

This Registration Statement contains:

•
A form of base prospectus to be used by Southern California Edison Company in connection with offerings of its first and refunding mortgage bonds, debt securities, $100 cumulative preferred stock, cumulative preferred stock and preference stock; and

•
A form of prospectus to be used in connection with offerings of trust preference securities by SCE Trust VII and SCE Trust VIII, and the related preference stock, guarantee, and certain back-up obligations of Southern California Edison Company.

PROSPECTUS

SOUTHERN CALIFORNIA EDISON COMPANY

First and Refunding Mortgage Bonds, Debt Securities, $100 Cumulative Preferred Stock, Cumulative Preferred Stock and Preference Stock

________________

The securities may be offered and sold from time to time in one or more offerings. This prospectus provides you with a general description of the securities that may be offered.

Each time securities are sold, a supplement to this prospectus that contains specific information about the offering and the terms of the securities will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement for the specific offering before you invest in any of the securities.

The securities may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, the principal amounts of securities to be purchased by them, and the compensation they will receive.

Southern California Edison Company may offer and sell first and refunding mortgage bonds, debt securities, $100 cumulative preferred stock, cumulative preferred stock and preference stock.

________________

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________

The date of this Prospectus is July 27, 2018

TABLE OF CONTENTS

About This Prospectus	1
Forward-Looking Statements	1
Southern California Edison Company	1
Use of Proceeds	2
Ratio of Earnings to Fixed Charges and Preferred Equity Dividends	2
Description of the Securities	2
Description of the First Mortgage Bonds	3
Description of the Debt Securities	7
Description of the Preferred Stock and Preference Stock	18
Experts	20
Validity of the Securities	21
Where You Can Find More Information	21

ABOUT THIS PROSPECTUS
This prospectus is provided by Southern California Edison Company which is sometimes referred to in this prospectus as “Southern California Edison” or by the terms “we,” “us” and “our.” We refer to the $100 cumulative preferred stock and cumulative preferred stock together as “preferred stock” and the preferred stock and preference stock together as “preferred equity.”
This prospectus is part of a “shelf” registration statement filed with the United States Securities and Exchange Commission. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, delete, update or change information contained in this prospectus. You should rely on the information in the applicable prospectus supplement if this prospectus and the prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and any applicable supplement, together with the additional information described under the heading “Where You Can Find More Information.”
We are responsible only for the information contained and incorporated by reference in this prospectus, any prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not authorized any other person to provide you with any other information, and we do not take any responsibility for any other information that others may provide you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement, and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the additional information described under the heading “Where You Can Find More Information” may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could impact us are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.
We urge you to read this entire prospectus, including any prospectus supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements. You should review future reports we file with the Securities and Exchange Commission.
SOUTHERN CALIFORNIA EDISON COMPANY
Southern California Edison is an investor-owned public utility, primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. We own and operate transmission, distribution and generation facilities for the purpose of serving our

1

customers’ electricity needs. In addition to power provided from our own generating resources, we procure power from a variety of sources including other utilities and merchant and other non-utility generators. Based in Rosemead, California, Southern California Edison was incorporated in California in 1909, and had assets of more than $  billion at June 30, 2018.
Southern California Edison is a subsidiary of Edison International, a holding company with subsidiaries involved in both electric utility and non-electric utility businesses. The mailing address and telephone number of our principal executive offices are 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, we intend for the net proceeds of the offered securities to be used to redeem, repay or retire outstanding debt or other securities, to finance construction expenditures, for other general corporate purposes, or to reduce short-term debt incurred to finance such activities.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED EQUITY DIVIDENDS
The following table sets forth the ratios of Southern California Edison’s earnings to combined fixed charges and preferred stock dividends and to fixed charges, for each year in the five-year period ended December 31, 2017 and for the six months ended June 30, 2018:

	Year Ended December 31,					Six Months Ended June 30,
	2013	2014	2015	2016	2017	2018
Ratio of Earnings to Combined Fixed Charges and Preferred and Preference Equity Dividends . . . . . . . . . .	2.62	3.60	2.96	3.22	2.31	2.42
Ratio of Earnings to Fixed Charges . . . . . . . . . . . . . . . . . . . . .	3.20	4.51	3.80	4.02	2.75	2.83

DESCRIPTION OF THE SECURITIES
The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus in one or more distinct offerings. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities, please refer to:

•
the indenture between Southern California Edison and The Bank of New York Mellon Trust Company, N.A., and D. G. Donovan, as successor trustees, dated as of October 21, 1923, as amended and supplemented, for the issuance of first and refunding mortgage bonds, which we refer to as the “first mortgage bond indenture” in this prospectus;

•
the indenture between Southern California Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee, dated as of January 15, 1993, for the issuance of senior debt securities, which we refer to as the “senior indenture” in this prospectus;

2

•
the form of indenture between Southern California Edison and Bank of New York Mellon Trust Company, N.A., as trustee, for the issuance of subordinated debt securities, which we refer to as the “subordinated indenture” in this prospectus; and

•	Southern California Edison’s restated articles of incorporation.
We have filed or incorporated by reference forms or copies of these documents as exhibits to the registration statement. In this prospectus we sometimes refer to the senior indenture and subordinated indenture together as the “unsecured indentures” and each separately as an “unsecured indenture.” We refer to each trustee for each indenture as the “indenture trustee.” The first mortgage bond indenture and the unsecured indentures are governed by the Trust Indenture Act of 1939 and may be supplemented or amended from time to time. The senior indenture and the subordinated indenture are substantially similar, but differ in some important respects. The material differences between the senior indenture and the subordinated indenture are set forth in the description below under “Description of the Debt Securities.”
DESCRIPTION OF THE FIRST MORTGAGE BONDS
The following description discusses the general terms and provisions of the first and refunding mortgage bonds that we may offer by this prospectus in one or more distinct offerings. In this prospectus, we refer to the first and refunding mortgage bonds as “first mortgage bonds” or “bonds.” The first mortgage bonds will be an additional series of our secured debt securities created by resolution of our board of directors or the executive committee of the board, or by an action of one or more of our authorized officers, and will be issued under the first mortgage bond indenture, as amended and supplemented by supplemental indentures.
The first mortgage bond indenture gives us broad authority to set the particular terms of each series of first mortgage bonds, including the right to modify certain of the terms contained in the first mortgage bond indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the issue modify the terms of the first mortgage bond indenture will be described in the prospectus supplement relating to the bonds.
The first mortgage bond indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the first mortgage bonds or the first mortgage bond indenture. This summary is subject to and qualified by all the provisions of the first mortgage bond indenture, including definitions of terms used in the first mortgage bond indenture. Therefore, you should read carefully the detailed provisions of the first mortgage bond indenture, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description in the applicable prospectus supplement of the particular terms of the first mortgage bonds and any applicable supplemental indenture.
General
Before issuing each series of first mortgage bonds, we will specify the terms of that series through a board or executive committee resolution or officer action and a supplemental indenture. The applicable prospectus supplement will contain a description of the following terms, among others, of each series of first mortgage bonds:

•	the title of the bonds;

•	any limit on the aggregate principal amount of the bonds of that series;

•	the price at which the bonds will be issued;

•	the date or dates on which principal will be payable or how to determine the dates;

3

•
the rate or rates or method of determining interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” and any record dates for the interest payable on the interest payment dates;

•	the place or places where payments on the bonds will be made;

•
any obligation or option on our part to redeem, purchase or repay bonds; any option of the holder to require us to redeem or repurchase bonds; and the terms and conditions upon which the bonds will be redeemed, purchased or repaid;

•	the denominations in which the bonds will be issued;

•	whether the bonds are to be issued in whole or in part in the form of one or more global bonds and, if so, the identity of the depositary for the global bonds;

•	whether the bonds are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	if other than United States dollars, the currency or currencies in which the bonds will be denominated and principal and interest will be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the bonds;

•	any deletions, modifications or additions to the covenants or events of default provided for the bonds;

•	whether the bonds are subject to discharge and defeasance at our option; and

•	any other terms of the bonds.
Security
The first mortgage bonds when issued, will, as to the security afforded by the first mortgage bond indenture, be secured equally and ratably with all other first mortgage bonds by a legally valid first lien or charge on substantially all of the property and franchises now owned by us (with exceptions and exclusions noted below). Such lien and our title to our properties are subject to the terms of franchises, licenses, easements, leases, permits, contracts and other instruments under which properties are held or operated, statutes and governmental regulations, liens for taxes and assessments, and liens of the indenture trustees. In addition, such liens and our title to our properties are subject to other liens, prior rights and other encumbrances, none of which, with minor or insubstantial exceptions affects from a legal standpoint the security for the first mortgage bonds or our rights to use such properties in our business.
The first mortgage bond indenture provides that property hereafter acquired (other than excepted kinds noted below) will become subject to the lien of the first mortgage bond indenture. Such property may be subject to prior liens and other encumbrances.
Properties excepted from the lien of the first mortgage bond indenture include cash, accounts receivable, deposits, bills and notes, contracts, leases under which we are lessor, securities not specifically required to be pledged, office equipment, vehicles, and all materials, supplies and electric energy acquired or produced for sale, consumption or use in the ordinary conduct of business.
Special Trust Fund
We are required to deposit in a special trust fund with The Bank of New York Mellon Trust Company, N.A., as trustee, on each May 1 and November 1, cash equal to 1½% (subject to redetermination by agreement between us and The Bank of New York Mellon Trust Company, N.A., as trustee) of the aggregate principal amount of the first mortgage bonds and underlying bonds then outstanding (excluding certain bonds and underlying bonds, such as bonds called for redemption), less

4

certain amounts paid or credited in respect of underlying bonds. The term “underlying bonds” is defined in the first mortgage bond indenture to mean any bonds or other evidence of indebtedness secured by property subsequently acquired by us. Amounts in the special trust fund may, in general, be paid out for payment, redemption (at the redemption prices, including applicable premiums, set forth in the first mortgage bonds and subject to the limitation on refunding applicable to various series) or purchase of first mortgage or underlying bonds, or to reimburse us for the acquisition of certain additional properties. The foregoing deposit requirement has not affected our cash flow, because the cash deposited has been simultaneously offset by its payment to us to reimburse us for the acquisition of additional properties. Thus, there currently are no funds on deposit in the Special Trust Fund.
Issue of Additional Bonds
In general, additional Bonds, ranking equally and ratably with the first mortgage bonds, may be issued, subject to certain restrictions and requirements described below, in principal amounts equal to the lesser of (i) the amount authorized under the net earnings test described below and (ii) the sum of the following:

a.	Certain bonds and underlying bonds acquired, redeemed or otherwise retired.

b.	Cash deposited to pay or redeem Bonds or underlying bonds.

c.	66⅔% of the net amount of additional property constructed or acquired by us and not theretofore used for other purposes under the first mortgage bond indenture, subject to certain restrictions.

d.
Cash deposited in an advance construction account with The Bank of New York Mellon Trust Company, N.A., as trustee (in certain events with such trustee’s consent), to be withdrawn to reimburse us for 66⅔% of unbonded additional property.

As of June 30, 2018, there were no first mortgage bonds acquired, redeemed or otherwise retired against which bonds might be issued under the first mortgage bond indenture pursuant to clause (a) above. The net amount of additional property against which bonds might be issued under the first mortgage bond indenture pursuant to clause (c) above was approximately $28.3 billion, resulting in the ability to issue $18.9 billion of Bonds pursuant to clause (c) (i.e. $28.3 billion x .6666 = $18.9 billion). The aggregate amount of bonds which we could issue under clauses (a) and (c) above would, if other conditions were met, be approximately $18.9 billion. As of June 30, 2018, we had $12.4 billion of our first mortgage bonds outstanding (including the first mortgage bonds issued to secure $751.9 million of pollution control bonds).
Furthermore, in addition to the first mortgage bond indenture’s bondable property requirement described in clause (c) above, the first mortgage bond indenture also provides that additional first mortgage bonds may not be issued unless our net earnings (as defined) for twelve months shall have been at least two and one-half (2.5x) times our total annual first mortgage bond interest charge. At June 30, 2018, under the net earnings test we could issue $20.4 billion of additional first mortgage bonds (based on net earnings for the year ended June 30, 2018). Notwithstanding the net earnings requirement, additional first mortgage bonds may be issued under the provisions referred to in (a) and (b) above under some circumstances involving, among other things, issuance of bonds not bearing a higher interest rate than the bonds to be retired, issuance of bonds to pay or redeem bonds maturing within two years and issuance of bonds on the basis of acquisition, redemption or other retirement of underlying bonds. Additional first mortgage bonds may not be issued under the provisions referred to in paragraphs (c) and (d) above during any period when indebtedness secured by a prior lien on acquired utility property has not been established as underlying bonds.
Other than the security afforded by the lien of the first mortgage bond indenture and restrictions on the issuance of additional bonds described above, there are no provisions of the first mortgage bond

5

indenture which afford holders of the first mortgage bonds protection against us increasing our ratio of total debt to total “bondable” assets.
Defaults and Other Provisions
The first mortgage bond indenture provides that the following are defaults:

•	default in payment of principal;

•	default for 60 days in payment of interest or satisfaction of the special trust fund obligation;

•	default under our covenants and conditions in the first mortgage bond indenture or in the bonds for 60 days after written notice by The Bank of New York Mellon Trust Company, N.A., as trustee;

•	certain acts of bankruptcy and certain events in bankruptcy, insolvency, receivership or reorganization proceedings; and

•	our failure to discharge or stay within 60 days any judgment against us for the payment of money in excess of $100,000.
A California court may not strictly enforce certain of our covenants contained in the first mortgage bond indenture or the first mortgage bonds or allow acceleration of the due date of the first mortgage bonds if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. However, we believe that acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the first mortgage bond indenture or the first mortgage bonds.
The first mortgage bond indenture and the Trust Indenture Act of 1939 require us to file with an indenture trustee documents and reports with respect to the absence of default and compliance with the terms of the first mortgage bond indenture annually and upon the authentication and delivery of additional first mortgage bonds, the release of cash or property, the satisfaction and discharge of the first mortgage bond indenture, or any other action requested to be taken by an indenture trustee at our request.
The holders of a majority in principal amount of outstanding first mortgage bonds may require the indenture trustees to enforce the lien of the first mortgage bond indenture upon the happening (and continuance for the prescribed grace period, if any) of any of the defaults referred to above, and upon the indemnification of the indenture trustees to their reasonable satisfaction.
Concerning the Trustees
The Bank of New York Mellon Trust Company, N.A., and certain of its affiliates act as trustees for our senior debt securities and certain pollution control bonds issued on our behalf. The Bank of New York Mellon Trust Company, N.A., also is the trustee under an indenture under which our parent, Edison International, may issue debt securities in the future. We maintain bank deposits with The Bank of New York and may borrow money from the bank from time to time.
Neither by the first mortgage bond indenture nor otherwise are the indenture trustees restricted from dealing in the first mortgage bonds as freely as though they were not indenture trustees. However, the Trust Indenture Act provides that if either indenture trustee acquires or has acquired a conflicting interest, as defined in the Trust Indenture Act, and a default under the first mortgage bond indenture occurs or has occurred, such indenture trustee must within 90 days following the default eliminate such conflict, cure the default or resign. The Trust Indenture Act provides that an indenture trustee with an uncured conflict of interest will not be required to resign if it can show that the conflict will be cured or the default waived within a reasonable time and a stay of its duty to resign is not inconsistent with the interests of the holders of the outstanding bonds. In certain cases, the first mortgage bond indenture and

6

the Trust Indenture Act require an indenture trustee to share the benefit of payments received as a creditor after the beginning of the third month prior to a default.
Modification of the Indenture
The holders of 80% in principal amount of all first mortgage bonds outstanding may authorize release of trust property, waive defaults and authorize certain modifications of the first mortgage bond indenture proposed by us and consented to by the indenture trustee. However, our obligation to pay principal and interest will continue unimpaired; and such modifications may not include, among other things, modifications giving any bonds preference over other bonds or authorizing any lien prior to that of the first mortgage bond indenture. In addition, modifications of rights of any series require the assent of the holders of 80% in principal amount of the bonds of such series.
Global Securities
We may issue first mortgage bonds of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing first mortgage bonds in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. We will describe the specific terms of the depositary arrangement for a series of first mortgage bonds in the prospectus supplement relating to that series.
DESCRIPTION OF THE DEBT SECURITIES
The following description discusses the general terms and provisions of the debt securities other than first mortgage bonds that we may offer by this prospectus in one or more distinct offerings. We may issue the debt securities as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of Southern California Edison. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of the senior debt of Southern California Edison, to the extent and in the manner set forth in the applicable prospectus supplement for the securities. (See “Subordination” below.)
At June 30, 2018, Southern California Edison had approximately $12.4 billion of senior secured indebtedness that effectively would rank senior to any senior debt securities and approximately $300 million of indebtedness that would be pari passu with any senior debt securities. As described above under “Description of the First Mortgage Bonds,” our first mortgage bonds are issued under and secured by the first mortgage bond indenture, which creates a lien on substantially all the properties of Southern California Edison for the benefit of the holders of the first mortgage bonds. The debt securities other than first mortgage bonds that we are offering by this prospectus are not secured by any assets or property of Southern California Edison.
The unsecured indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the unsecured indenture will be described in the prospectus supplement relating to the debt securities.
Each unsecured indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified by all the provisions of the applicable

7

indenture, including definitions of terms used in any such indenture. Therefore, you should read carefully the detailed provisions of the unsecured indentures, which we have incorporated by reference as exhibits to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description of the particular terms of the debt securities in the applicable prospectus supplement.
General
We may issue an unlimited amount of debt securities under each unsecured indenture in one or more series, up to the aggregate principal amounts that may be authorized by us from time to time.
The debt securities will be unsecured obligations of Southern California Edison.
Before issuing each series of debt securities, we will specify the terms of that series through a board resolution, officers’ certificate or supplemental indenture. The applicable prospectus supplement will contain a description of the following terms, among others, of each series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which principal will be payable or how to determine the dates;

•
the rate or rates or method of determining interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” any record dates for the interest payable on the interest payment dates; and any special provisions for the payment of additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be made;

•
any obligation or option on our part to redeem, purchase or repay debt securities; any option of the holder to require us to redeem or repurchase debt securities; and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	any provision for deferral of interest payments;

•	the denominations in which the debt securities will be issued (if other than denominations of $1,000 and any integral multiple thereof);

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and principal and interest will be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	any deletions, modifications or additions to the covenants or events of default provided for the debt securities;

•	whether the debt securities are subject to discharge and defeasance at our option; and

•	any other terms of the debt securities.
In addition, we will set forth in the prospectus supplement for any offering of subordinated debt securities the following terms to the extent they are applicable:

8

•	any right to extend the interest payment periods;

•	whether the series of subordinated debt securities will be junior in right of payment to any other series; and

•	any changes in the subordination provisions of the subordinated indenture with respect to the series.
We may also issue debt securities as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. We will describe in a prospectus supplement the federal income tax consequences and other special considerations applicable to any original issue discount securities.
Form of Debt Securities
We may issue the senior debt securities and subordinated debt securities only as registered securities. We also may issue the debt securities of a series in whole or in part in the form of one or more global securities, as described below under the heading "Global Securities." Unless we specify otherwise in a prospectus supplement, registered securities denominated in United States dollars will be issued only in the denominations of $1,000 and any integral multiple thereof. All debt securities of any one series will be substantially identical except as to denomination and as otherwise provided by a board resolution, officer's certificate or supplemental indenture. For any series of debt securities denominated in a foreign or composite currency, we will specify the denominations and any special United States federal income tax and other related considerations in a prospectus supplement. No service charge will be made for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.
Payment of Debt Securities
Unless we state otherwise in a prospectus supplement, we will make payments with respect to debt securities as follows:

•
We will pay interest on each interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment. At our option, we may pay interest by mailing a check to each holder's registered address or by wire transfer to an account designated by the holder under an arrangement that is satisfactory to the indenture trustee and us.

•
We will pay principal of and any premium on registered securities at their stated maturity, upon redemption or when otherwise due, upon presentation of the debt securities at the corporate trust office of the indenture trustee in Chicago, Illinois.

Paying Agents. In a prospectus supplement, we will name any paying agents other than the indenture trustee that we have initially appointed for a series of debt securities. We may terminate the appointment of any of the paying agents at any time, except that we will maintain at least one paying agent in Chicago, Illinois for senior debt securities. In addition, we will maintain a paying agent in London or Luxembourg or any city outside the United States, if that is required by a stock exchange on which a series of senior debt securities is listed.
Any money we provide to a paying agent for the payment of principal, premium or interest that remains unclaimed at the end of two years after the payment became due and payable will be repaid to us. Thereafter, the holder of debt securities entitled to such payment must look only to us for payment.
Exchanges and Transfers of Debt Securities
Subject to the provisions of the applicable indenture and prospectus supplement, you may exchange your debt securities (other than debt securities represented by a global security, except as set

9

forth below) for other debt securities of the same series with the same interest rate, maturity and total principal amount, as described in this section. You may have your debt securities divided or combined into smaller or larger authorized denominations.
You may exchange or transfer your debt securities, other than debt securities represented by a global security, at the office of the indenture trustee or another transfer agent designated by us and named in a prospectus supplement. We have appointed the indenture trustee to act as the security registrar for registering debt securities in the names of holders and transferring debt securities. We may appoint, remove or add additional transfer agents and change their locations. There will be no service charge for transfer or exchange of your debt securities, but you may be required to pay for any related taxes and other governmental charges.
In the event of any redemption, we are not required to:

•	issue, register the transfer of or exchange the debt securities during a period of 15 days before giving any notice of redemption;

•	register the transfer of or exchange any registered security selected for redemption in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

•
register the transfer of or exchange any debt security if the holder of the debt security has expressed the right, if any, to require us to repurchase the debt security in whole or in part, except that portion of the debt security not required to be repurchased, provided that the debt security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of the indenture.

Redemption of Debt Securities
We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except for debt securities redeemable at the option of the registered holder, we may redeem debt securities upon notice by mail between 30 and 60 days before the redemption date. If we choose to redeem less than all of the debt securities of any series or tranche of a series, the indenture trustee will select the debt securities to be redeemed. The indenture trustee will choose a method of selection it deems fair and appropriate unless another method has been specified in accordance with the indenture.
Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption (along with any remaining coupons in the case of bearer senior debt securities). If only part of a debt security is redeemed and you have surrendered the debt security, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge.
Global Securities
We may issue debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Unless and until it is exchanged in whole or in part for individual certificates evidencing first mortgage bonds in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. We will describe the specific terms of the depositary arrangement for a series of debt securities in the prospectus supplement relating to that series.

10

Events of Default and Remedies for Senior Debt Securities
This section contains descriptions of the events of default and remedies specified in the senior indenture for the senior debt securities. The corresponding provisions for the subordinated debt securities, which differ in some material respects, are described in the next following section under the heading “Events of Default and Remedies for Subordinated Debt Securities.”
Defaults. An “event of default” under the senior indenture occurs with respect to any series of senior debt securities if:

•	we do not pay any installment of interest on senior debt securities of the series within 30 days of when it is due;

•	we do not pay principal or premium on any senior debt securities of the series when it is due;

•	we do not pay any sinking fund installment on senior debt securities of the series when it is due;

•
we remain in breach of any other covenant or agreement in the senior indenture for 60 days after receiving notice from the indenture trustee or the holders of 25 percent in principal amount of all the outstanding senior debt securities;

•
we fail to pay any indebtedness of more than $10,000,000 when it is finally due and do not fully cure the failure within 30 days after receiving of notice from the indenture trustee or the holders of 25 percent in principal amount of all the outstanding senior debt securities; or

•	we file for bankruptcy or become subject to specified proceedings involving bankruptcy, insolvency or reorganization.
An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities. We are required to file with the indenture trustee an annual officer’s certificate indicating whether we are in default under the senior indenture.
Acceleration. If an event of default occurs and is continuing with respect to any series of senior debt securities, either the indenture trustee or the holders of 25 percent in principal amount of the senior debt securities of the series (or in the case of defaults described in the last three bulleted clauses under “Defaults” above, the holders of 25 percent in principal amount of all the senior debt securities) may declare the principal amount of the senior debt securities of that series (or of all the senior debt securities, as the case may be) to be immediately due and payable. After a declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of senior debt securities of that series or of all of the senior debt securities, as the case may be, may rescind and annul the acceleration if we have paid any past due payments of principal, premium or interest and met certain other conditions. In certain cases, the holders of a majority in principal amount of the senior debt securities of any series or of all the senior debt securities, as the case may be, may waive any past default or event of default.
Actions by Indenture Trustee and Holders. The senior indenture contains the following provisions regarding the actions of the indenture trustee and the holders of the senior debt securities after an event of default:

•
The indenture trustee must give notice of a default to the holders of senior debt securities of the affected series within 90 days after a default occurs that is known to the indenture trustee, if the default is not cured or waived. However, the indenture trustee may withhold the notice if it determines in good faith that it is in the interests of the holders to do so, except in the case of a default in the payment of principal, premium or interest.

11

•
Subject to its duty to act with the required standard of care during a default, the indenture trustee is entitled to be indemnified by the holders of the senior debt securities of a series before exercising any right or power under the senior indenture with respect to the series at the request of the holders.

•
No holder of senior debt securities of a series may institute proceedings to enforce the senior indenture except, among other things, where the indenture trustee has failed to act for 60 days after it has been given notice of a default and holders of 25 percent in principal amount of the senior debt securities of the series (or in the case of defaults described in the last three bulleted clauses under “Defaults” above, the holders of 25 percent in principal amount of all the senior debt securities) have requested the indenture trustee to enforce the senior indenture and offered reasonable indemnity to the indenture trustee.

•	Each holder of senior debt securities has an absolute and unconditional right to receive payment of principal, premium and interest when due and to bring a suit to enforce that right.

•
The holders of a majority in principal amount of the senior debt securities of a series or of all the senior debt securities, as the case may be, may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or exercising any trust or power conferred on it with respect to the senior debt securities of the series, as long as the direction does not conflict with any law or the senior indenture or expose the indenture trustee to personal liability. The indenture trustee may take any other action it deems proper that is not inconsistent with the direction of the holders.

Events of Default and Remedies for Subordinated Debt Securities
This section contains descriptions of the events of default and remedies specified in the subordinated indenture for the subordinated debt securities. The corresponding provisions for the senior debt securities, which differ in some material respects, are described in the preceding section under the heading “Events of Default and Remedies for Senior Debt Securities.”
Defaults. An “event of default” under the subordinated indenture occurs with respect to any series of subordinated debt securities if:

•
we do not pay any installment of interest on subordinated debt securities of the series within 30 days of when it is due (following any deferral allowed under the terms of the subordinated debt securities and elected by us);

•	we do not pay principal or premium on any subordinated debt securities of the series when it is due;

•	we do not pay any sinking fund installment on subordinated debt securities of the series within 60 days of when it is due;

•
we remain in breach of any other covenant or agreement in the subordinated indenture for 90 days after receiving notice from the indenture trustee or the holders of 25 percent in principal amount of the outstanding subordinated debt securities of the series;

•	we file for bankruptcy or become subject to specified proceedings involving bankruptcy, insolvency or reorganization; or

•	any other event of default specified in the prospectus supplement occurs.
An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities. We are required to file with the indenture trustee an annual officer’s certificate indicating whether we are in default under the subordinated indenture.

12

Acceleration. If an event of default occurs and is continuing with respect to any series of subordinated debt securities, either the indenture trustee or the holders of 25 percent in principal amount of the subordinated debt securities of the series (or, if any subordinated debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in such securities) may declare the principal amount of the subordinated debt securities of that series to be immediately due and payable. After a declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of subordinated debt securities of that series may rescind and annul the acceleration if we have paid any past due payments of principal, premium or interest and met certain other conditions. In certain cases, the holders of a majority in principal amount of the subordinated debt securities of all affected series, voting as one class, may waive any past default or event of default.
Actions by Indenture Trustee and Holders. The subordinated indenture contains the following provisions regarding the actions of the indenture trustee and the holders of the subordinated debt securities after an event of default:

•	The indenture trustee must give notice of a default to the holders of subordinated debt securities of the affected series as provided by the Trust Indenture Act.

•
Subject to its duty to act with the required standard of care during a default, the indenture trustee is entitled to be indemnified by the holders of the subordinated debt securities of a series before exercising any right or power under the subordinated indenture with respect to the series at the request of the holders.

•
No holder of subordinated debt securities of a series may institute proceedings to enforce the subordinated indenture except, among other things, where the indenture trustee has failed to act for 60 days after it has been given notice of a default and holders of 25 percent in principal amount of the subordinated debt securities of all affected series, considered as one class (or in the case of defaults in the payment of principal, premium or interest, an affected series) have requested the indenture trustee to enforce the subordinated indenture and offered reasonable indemnity to the indenture trustee.

•	Each holder of subordinated debt securities has an absolute and unconditional right to receive payment of principal, premium and interest when due and to bring a suit to enforce that right.

•
The holders of a majority in principal amount of the subordinated debt securities of an affected series (or of all the subordinated debt securities, in the case of a default as to all series) may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or exercising any trust or power conferred on it with respect to the subordinated debt securities of the series, as long as the direction does not conflict with any law or the subordinated indenture or involve the indenture trustee in personal liability. The indenture trustee may take any other action it deems proper that is not inconsistent with the direction of the holders.

Modification of the Indenture
Without Consent of Holders. Without the consent of any holders of debt securities, we and the indenture trustees may enter into supplemental indentures to:

•	evidence the succession of another entity to take our place and assume our covenants;

•	add to our covenants for the benefit of the holders of all or any series of the debt securities, or surrender any right or power conferred upon us;

•	add any additional events of default for all or any series of the debt securities;

13

•	add to, change or eliminate any provisions of the applicable indenture, but those modifications will not apply to debt securities of any series that was created before the modifications;

•	establish the form or terms of debt securities of any series as permitted by the unsecured indentures;

•	evidence and provide for a successor or additional indenture trustee;

•	provide security for the debt securities of any series;

•	cure any ambiguity, defect or inconsistency or make any other changes that do not adversely affect the interests of the holders of debt securities; or

•
evidence any changes in the disqualification and eligibility requirements applicable to the indenture trustee under the senior indenture, as permitted by the senior indenture, or effect any change to qualify the senior indenture under the Trust Indenture Act of 1939.

With Consent of Holders. We may enter into supplemental indentures with the indenture trustees to modify the unsecured indentures or the rights of holders of the debt securities, if we obtain the consent of the holders of at least a majority in principal amount of the debt securities affected by the modification. However, without the consent of all affected holders of debt securities, no supplemental indenture may:

•
change the stated maturity of the principal or interest on any debt security, reduce the principal amount or interest payable, reduce any premium payable upon redemption, reduce the amount of principal of an original issue discount security payable upon its acceleration, change the currency in which any debt security is payable, change any right of redemption or repurchase, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indentures; or

•	modify certain provisions in the unsecured indentures relating to supplemental indentures and waivers of covenants and past defaults.
A supplemental indenture that changes or eliminates any provision of the unsecured indentures expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the rights of the holders of debt securities of any other series.
Consolidation, Merger and Sale of Assets; No Financial Covenants
Subject to the provisions described in the next paragraph, we will preserve our corporate existence.
We have agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•
the entity formed by the consolidation or merger, or which acquires or leases our property and assets substantially as an entirety, is organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by a supplemental indenture in form satisfactory to the indenture trustees, the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of our covenants under the unsecured indentures;

14

•
immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	we have given the indenture trustees an officers’ certificate and legal opinion that all conditions in the unsecured indentures relating to the transactions have been complied with.
The unsecured indentures contain no financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement. There are no provisions of the unsecured indentures that protect holders of the debt securities in the event of a highly leveraged transaction involving Southern California Edison. However, management of Southern California Edison believes that required regulatory approvals of a highly leveraged transaction would be unlikely to be obtained.
Discharge and Defeasance
There are significant differences between the provisions of the senior indenture and the subordinated indenture for defeasance of debt securities and discharge of our obligations. The respective provisions are discussed separately below.
Defeasance of Senior Debt Securities When we issue a series of senior debt securities, we may specify that we will be discharged from any and all obligations in respect of those senior debt securities (except as described below) upon the irrevocable deposit with the indenture trustee of money and/or government obligations which will provide money in an amount sufficient to pay principal, premium and interest on the senior debt securities when due in accordance with the terms of the senior indenture and the senior debt securities. We must also satisfy conditions that:

•	the deposit will not cause the indenture trustee to have a conflicting interest;

•	there is no event of default under the senior indenture within 91 days after the deposit;

•	the deposit will not result in breach or violation of any applicable laws, the senior indenture or any other agreement by which we are bound;

•
the deposit will not result in a trust that is an investment company subject to the Investment Company Act of 1940, or such trust will be qualified or exempt from the Investment Company Act of 1940; and

•
we have delivered to the indenture trustee an officer’s certificate and an opinion of counsel each stating that all conditions in the senior indenture to the defeasance and discharge have been complied with.

The discharge of our obligations does not include certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold monies for payment in trust and, if so specified as to the senior debt securities of a series, to pay the principal, premium and interest on those senior debt securities.
We may specify as to the senior debt securities of a series that the deposit of money described above will be made only if it will not cause the senior debt securities listed on any nationally recognized securities exchange to be de-listed. We may also specify as to a series of senior debt securities that the deposit will be conditioned on our giving to the indenture trustee an opinion of counsel (who may be our counsel) to the effect that, based upon applicable United States federal income tax laws or a ruling published by the United States Internal Revenue Service, the deposit and discharge will not be a taxable event for the holders of the senior debt securities.

15

Defeasance of Subordinated Debt Securities. The subordinated indenture provides, unless the terms of the particular series of subordinated debt securities provide otherwise, that upon satisfying several conditions we may cause ourselves to be:

•	discharged from our obligations, with some exceptions, as to any series of subordinated debt securities, which we refer to as “defeasance;” and

•	released from our obligations under specified covenants as to any series of subordinated debt securities, which we refer to as “covenant defeasance.”
The conditions that we must satisfy for either a defeasance or a covenant defeasance of a series of subordinated debt securities include:

•
the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay principal, premium and interest on the subordinated debt securities on the maturity dates of the payments or upon redemption;

•	there is no event of default under the subordinated indenture at the time of such deposit or, as to defaults related to bankruptcy or similar proceedings, within 90 days after the deposit;

•
notice of redemption of the subordinated debt securities has been given or provided for, if the subordinated debt securities are to be redeemed before their stated maturity (other than from mandatory sinking fund payments or analogous payments); and

•	we have delivered to the indenture trustee an officer’s certificate and an opinion of counsel each stating that all conditions to the defeasance or covenant defeasance have been complied with.
The discharge of our obligations through a defeasance or covenant defeasance does not discharge the rights of the holders of the defeased subordinated debt securities to receive payments of principal, premium and interest from the trust funds when due, or our obligations to register the transfer or exchange of subordinated debt securities, replace stolen, lost or mutilated subordinated debt securities, maintain paying agencies and hold monies for payment in trust.
The subordinated indenture permits defeasance as to any series of subordinated debt securities even if a prior covenant defeasance has occurred as to the subordinated debt securities of that series. Following a defeasance, payment of the subordinated debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the subordinated debt securities may not be accelerated because of a breach of the specified covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities defeased, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.
Tax Effects of Defeasance of Debt Securities. Under current United States federal income tax law, the defeasance of either senior or subordinated debt securities as described in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance. You should consult your own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

16

Under current United States federal income tax laws, unless accompanied by other changes in the terms of the subordinated debt securities, covenant defeasance of subordinated debt securities generally should not be treated as a taxable exchange.
Subordination
Subject to the provisions of the subordinated indenture and prospectus supplement, each series of subordinated debt securities will be subordinate and junior in right of payment to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness, then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.
Senior Indebtedness means, with respect to any series of subordinated debt securities, the principal premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•
any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.
Senior Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business or indebtedness to our subsidiaries.
Senior Indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding Senior Indebtedness without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.
The subordinated indenture does not limit the amount of Senior Indebtedness that we may issue.
Concerning the Indenture Trustee
The Bank of New York Mellon Trust Company, N.A., and certain of its affiliates act as trustees for our first and refunding mortgage bonds and certain pollution control bonds issued on our behalf. The Bank of New York Mellon Trust Company, N.A., also is the trustee under an indenture under which our

17

parent, Edison International, may issue debt securities in the future. We maintain bank deposits with The Bank of New York and may borrow money from the bank from time to time.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF THE PREFERRED STOCK AND PREFERENCE STOCK
The following description of Southern California Edison’s preferred stock and preference stock is a summary, and it does not describe every aspect of the preferred stock and preference stock. Southern California Edison’s restated articles of incorporation, which are referred to in this prospectus as the “articles of incorporation,” contain the full legal text of the matters described in this section. This summary is subject to and qualified by the articles of incorporation. Therefore, you should read carefully the detailed provisions of the articles of incorporation, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description of the particular terms of the preferred stock and preference stock in the applicable prospectus supplement.
General
The rights, preferences and privileges of the preferred stock or preference stock are established by the articles of incorporation. Whenever we offer and sell preferred stock or preference stock, our board of directors or a committee of the board of directors will adopt, and we will file with the California Secretary of State, a new certificate of determination of preferences to establish the terms of each new series of preferred stock or preference stock. We will also set forth the terms in a prospectus supplement.
Southern California Edison’s authorized capital stock consists of the following classes of shares of stock with the following number of shares per class:

•	cumulative preferred stock – 24,000,000 shares with a par value of $25 per share;

•	$100 cumulative preferred stock – 12,000,000 shares with a par value of $100 per share;

•	preference stock – 50,000,000 shares with no par value; and

•	common stock – 560,000,000 shares with no par value.
As of June 30, 2018, Southern California Edison had issued and outstanding 4,800,198 shares of cumulative preferred stock, no shares of $100 cumulative preferred stock, 1,060,020 shares of preference stock, and 434,888,104 shares of common stock. All of the outstanding shares of common stock are owned by Edison International.
Preferred Stock
The Southern California Edison board of directors or a committee of our board of directors may authorize the preferred stock to be issued from time to time as one or more series of cumulative preferred stock or $100 cumulative preferred stock. For each new series of preferred stock, the board of directors or a committee of our board of directors, within the limitations and restrictions stated in Article Sixth of the articles of incorporation, may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (in addition to the voting rights provided in the articles of incorporation), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences. We will set forth in a prospectus supplement the terms of each series of preferred stock offered through this prospectus.

18

Preference Stock
The articles of incorporation authorize our board of directors or a committee of our board of directors, from time to time, in one or more series, and without further shareholder action, to provide for the issuance of up to 50,000,000 shares of preference stock, no par value. For each new series of preference stock, the board of directors or a committee of our board of directors may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (if any), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences. We will set forth in a prospectus supplement the following terms of each series of preference stock offered through this prospectus:

•	the designation of the series;

•	the total number of shares being offered;

•	the general or special voting rights of such shares, if any;

•	the price or prices at which shares will be offered and sold;

•	the dividend rate (including any step-up or step-down), period and payment date or method of calculation applicable to the preference stock;

•	the date from which dividends on the preference stock accumulate, if applicable

•	whether the dividend rate is fixed or variable;

•	any mandatory or optional sinking fund, purchase fund or similar provisions, if any;

•	the terms and conditions, if applicable, upon which the preference stock will be convertible into common stock, including the conversion price (or manner of calculation)

•	the dates, prices and other terms of any optional or mandatory redemption;

•	the relative ranking and preferences of the preference stock as to dividend rights and rights upon liquidation (whether voluntary or involuntary), dissolution or winding up of our affairs;

•	any liquidation preferences;

•	the procedures for auction and remarketing, if any, of the shares;

•	any listing of the shares on a securities exchange; and

•	any other specific terms, preferences, rights, limitations or restrictions.
Rank of the Preference Stock
Unless we state otherwise in a prospectus supplement, all series of preference stock will rank equally as to dividends and payments upon liquidation, dissolution or winding up. The preference stock ranks junior to all of the preferred stock and senior to all common stock.
Distribution Rights
A prospectus supplement will describe the circumstances relating to distributions on our preference stock. Holders of our preference stock of each series will be entitled to receive distributions, when, as, and if declared by our board of directors, out of our assets legally available for payment to shareholders. These distributions may be cash distributions or distributions in kind or in other property. The prospectus supplement will describe the rates of the distributions and the dates we will make distributions. Each distribution shall be payable to holders of record on such record date as shall be fixed by our board of directors. Dividends on any series of preference stock being offered may be cumulative or non-cumulative. Distributions on any series of preference stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

19

Whenever dividends on any shares of the preferred stock are in default, we may not:

•	pay or declare any dividend on the preference stock or common stock, except a dividend payable in preference stock or common stock; or

•	purchase or redeem any shares of preference stock or common stock, except with the proceeds of any sale of shares of preference stock or common stock.
The first mortgage bond indenture securing our first mortgage bonds provides, in substance, that we cannot pay any cash dividends except out of surplus at December 31, 1921, and out of earnings since then. None of our present earnings reinvested in the business are restricted by this provision. We do not expect this provision to have any adverse effect on our ability to pay dividends on the preference stock.
Voting Rights
Holders of preference stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Liquidation Rights
If we liquidate, dissolve or wind up our affairs, then, before we make distributions to holders of common stock or any other class or series of shares of our capital stock ranking junior to the preference stock in the distribution of assets, the holders of each series of preference stock shall be entitled to receive liquidating distributions out of our assets legally available for distribution to shareholders. We will make liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preference stock will have no right or claim to any of our remaining assets.
If we liquidate, dissolve or wind up and we do not have enough legally available assets to pay the amount of the liquidating distributions on all outstanding shares of preference stock and other classes of capital stock ranking equally with the preference stock in the distribution of assets, then the holders of the preference stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Redemption
A prospectus supplement may provide that the preference stock will be subject to mandatory redemption or redemption at our option, in whole or in part. The prospectus supplement will describe the terms, the times and the redemption prices of the preference stock.
Other Provisions
Holders of shares of preference stock will not have any preemptive rights. The preference stock, when issued, will be fully paid and nonassessable.
Registration and Transfer
We will select a transfer agent and registrar for the preference stock that we issue at the time of issuance.

EXPERTS
The consolidated financial statements of Southern California Edison Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Southern California Edison Company for the year ended December 31, 2017 have been so incorporated in reliance on the report of

20

PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES
The validity of the first mortgage bonds, debt securities, preferred stock and preference stock offered by this prospectus will be passed upon for Southern California Edison by Barbara E. Mathews, its Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary. Certain legal matters will be passed upon for any underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.
Ms. Mathews is a salaried employee of Southern California Edison and earns stock-based compensation based on Edison International's common stock. Additionally, she may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan. She owns no securities of Southern California Edison. Cleary Gottlieb Steen & Hamilton LLP, New York, New York has from time to time provided, and may provide in the future, legal services to Southern California Edison and its affiliates.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports required by the Securities Exchange Act of 1934, as amended, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports and proxy statements and other information at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling them at 1-800-SEC-0330.
The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as Southern California Edison, that file electronically with the Securities and Exchange Commission. The address of that web site is http://www.sec.gov.
You may also review reports, proxy statements and other information about Southern California Edison at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on the web site maintained by Southern California Edison’s parent, Edison International, at http://www.edison.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on Edison International’s web site or that can be accessed through its web site does not constitute part of this prospectus.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below. We filed forms or copies of the articles of incorporation, indentures and other documents establishing the terms of the offered securities as exhibits to the registration statement. Statements in this prospectus or any supplement about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

21

Incorporation by Reference
The rules of the Securities and Exchange Commission allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the Securities and Exchange Commission. These documents contain important information about Southern California Edison.

•	Our Annual Report on Form 10-K for the year ended December 31, 2017.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018.

•	Our Current Reports on Form 8-K filed January 31, February 27, March 5, April 27, May 18, and June 4, 2018.

•
All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the end of the offering of the securities described in this prospectus. Those documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements mailed to our shareholders.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:
Southern California Edison Company
2244 Walnut Grove Avenue
P.O. Box 800
Rosemead, California 91770
Attention: Corporate Governance
Telephone (626) 302-4008

22

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 27, 2018

PROSPECTUS

SCE Trust _ $____ Trust Preference Securities
(Cumulative, Liquidation Amount $__ per Trust Preference Security)
Fully and unconditionally guaranteed, to the extent described herein, by
Southern California Edison Company

SCE Trust _, a Delaware statutory trust subsidiary of ours, will issue the ____% Trust Preference Securities, which we refer to herein as the “Trust Preference Securities.” Each Trust Preference Security represents an undivided beneficial interest in the assets of SCE Trust _. The only assets of SCE Trust _ will be the shares of our Series _ Preference Stock, which have substantially the same payment terms as the Trust Preference Securities and which we refer to herein as the “Series _ Preference Shares.” SCE Trust _ can make distributions on the Trust Preference Securities only if we make dividend payments on the Series _ Preference Shares. We will pay dividends on the Series _ Preference Shares when, as, and if declared by our board of directors or a duly authorized committee of the board.
Distributions are payable quarterly in arrears, on ________, ________, ________ and ________ of each year, beginning on ________, at an annual rate of ____%. SCE Trust _ will pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends it receives from us on the Series _ Preference Shares. Distributions on the Trust Preference Securities, and dividends on the Series _ Preference Shares, will be cumulative from ________.
Neither the Trust Preference Securities nor the Series _ Preference Shares have a maturity date. At our option, at any time, or from time to time, on or after __________, we may redeem the Series _ Preference Shares, in whole or in part, at 100% of their liquidation preference, plus accrued and unpaid dividends, if any. In addition, the Series _ Preference Shares may be redeemed, in whole, but not in part, at any time prior to __________ if certain changes in tax or investment company law or interpretation occur and certain other conditions are satisfied. Upon any redemption of the Series _ Preference Shares, a corresponding amount of Trust Preference Securities will be redeemed.
The Series _ Preference Shares will rank equally with other series of our preference stock, including our outstanding Series A, D, E, F, G and H Preference Stock, junior to our cumulative preferred stock and our secured and unsecured debt, and senior to our common stock. The Trust Preference Securities will effectively have the same ranking as the Series _ Preference Shares as described in this prospectus.
We will guarantee the Trust Preference Securities to the extent described in this prospectus.
The Trust Preference Securities will not have any voting rights, except as set forth in this prospectus.
Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the symbol “SCE PR _”. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days after __________.
Investing in the Trust Preference Securities involves risks. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Trust Preference Security	Total(2)
Public offering price(1)
Underwriting discounts and commissions to be paid by Southern California Edison(3)
Proceeds to SCE Trust _ before expenses

(1)	Plus accrued distributions, if any, from __________.

(2)
The underwriters may also purchase up to an additional ________ Trust Preference Securities at the public offering price within 30 days of the date of this prospectus in order to cover over-allotments, if any.

(3)
Underwriting discounts and commissions of $____ per Trust Preference Security will be paid by us; except that for sales to certain institutions, the discounts and commissions will be $____ per Trust Preference Security.

The underwriters expect that the Trust Preference Securities will be delivered in global form through the book-entry delivery system of The Depository Trust Company on or about __________
The date of this Prospectus is __________

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and neither we nor the underwriters take any responsibility for any other information that others may provide you. Neither we nor the underwriters are making an offer to sell the Trust Preference Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
TABLE OF CONTENTS
Prospectus

i

ABOUT THIS PROSPECTUS
References in this prospectus to “Southern California Edison,” “we,” “us,” and “our” mean Southern California Edison Company, a California corporation, and references to the “Issuer” mean SCE Trust _. In this prospectus, we refer to the ___% Trust Preference Securities being issued by SCE Trust _, which are offered hereby, as the “Trust Preference Securities.” We refer to the Series _ Preference Stock being issued by us to SCE Trust _ (but not offered hereby) as the “Series _ Preference Shares.” We refer to our cumulative preferred stock as “cumulative preferred stock.” We refer to our cumulative preferred stock and preference stock (including the Series _ Preference Shares) together as “preferred equity.”

FORWARD-LOOKING STATEMENTS
This prospectus and the documents they incorporate by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. In this prospectus and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us, include, but are not limited to:

•
our ability to recover costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, and spending on grid modernization and other capital spending incurred prior to explicit regulatory approval;

•
our ability to obtain sufficient insurance at a reasonable cost, including insurance relating to our nuclear facilities and wildfire-related and mudslide-related exposure, and to recover the costs of such insurance or, in the absence of insurance, the ability to recover uninsured losses;

•
decisions and other actions by the California Public Utilities Commission (“CPUC”), the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other regulatory authorities, including determinations of authorized rates of return or return on equity, our 2018 General Rate Case, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions;

•	our ability to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative watch or outlook;

•
risks associated with the decommissioning of the San Onofre Nuclear Generating Station, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, and cost overruns;

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires) which could cause, among other things, public safety and operational issues;

•	risks associated with cost allocation, resulting in higher rates for utility bundled service customers because of possible customer bypass or departure due to Community Choice Aggregators;

•
risks inherent in our transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable the acceptance of power delivery), changes in the California Independent System Operator's transmission plans and governmental approvals;

•
risks associated with the operation of transmission and distribution assets and power generating facilities including: public safety issues, the failure, availability, efficiency and output of equipment, and availability and cost of spare parts;

•	physical security of our critical assets and personnel and the cybersecurity of our critical information technology systems for grid control, and business, employee and customer data;

•
changes in tax laws and regulations, at both the state and federal levels, or changes in the application of those laws, that could affect recorded deferred tax assets and liabilities and effective tax rates;

•	changes in the fair value of investments and other assets;

•	changes in interest rates and rates of inflation, including escalation rates (which may be adjusted by public utility regulators);

•
governmental, statutory, regulatory or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, California Independent System Operator, and Western Electricity Coordination Council, and similar regulatory bodies in adjoining regions;

•
availability and creditworthiness of counterparties and the resulting effects on liquidity in the power and fuel markets and/or the ability of counterparties to pay amounts owed in excess of collateral provided in support of their obligations;

•	cost and availability of labor, equipment and materials;

•	potential for penalties or disallowances for non-compliance with applicable laws and regulations; and

•
cost of fuel for generating facilities and related transportation, which could be impacted by, among other things, disruption of natural gas storage facilities, to the extent not recovered through regulated rate cost escalation provisions or balancing accounts.

Additional information about risks and uncertainties, including more detail about the factors described above, is included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to that date. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements.

SUMMARY
The following summary is qualified in its entirety by and should be read together with the more detailed information and audited financial statements, including the related notes, contained or incorporated by reference in this prospectus.
Southern California Edison Company
Southern California Edison is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. We own and operate transmission, distribution and generation facilities for the purpose of serving our customers’ electricity needs. In addition to power provided from our own generating resources, we procure power from a variety of sources including other utilities and merchant and other non-utility generators. Based in Rosemead, California, Southern California Edison was incorporated in California in 1909, and had assets of $ billion as of June 30, 2018.
Southern California Edison is a subsidiary of Edison International, a holding company with subsidiaries involved in both electric utility and non-electric utility businesses. The mailing address and telephone number of our principal executive offices are 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.
SCE Trust _
SCE Trust _, which we refer to herein as the “Issuer,” is a Delaware statutory trust. It was created for the purpose of issuing and selling the ___% Trust Preference Securities, which we refer to herein as the “Trust Preference Securities,” and engaging in other transactions described in this prospectus. We will own all the Issuer’s common securities. The Issuer’s trustees (named in “SCE Trust _” below) will conduct the business affairs of the Issuer.
The Trust Preference Securities
Each of the Trust Preference Securities will represent an undivided beneficial ownership interest in the assets of the Issuer.
The Issuer will sell the Trust Preference Securities to the public and its common securities to us. The Issuer will use the proceeds from those sales to purchase aggregate liquidation preference of our _.___% Series _ Preference Stock, which we refer to herein as the “Series _ Preference Shares.” We will pay dividends on the Series _ Preference Shares when, as, and if declared by our board of directors or a duly authorized committee of the board at the same rate and on the same dates as the Issuer makes distribution payments on the Trust Preference Securities. The Issuer will use the payments, if any, it receives on the Series _ Preference Shares to make the corresponding payments on the Trust Preference Securities.
Distributions on the Trust Preference Securities
If you purchase and hold Trust Preference Securities, you will be entitled to receive cash distributions at the liquidation amount of $__ per Trust Preference Security at a rate of ____%, from and including _________. Distributions will be payable quarterly, in arrears, on ______, ______, ______ and ______ of each year, beginning on __________. The Issuer will pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends it receives from us on the Series _ Preference Shares. Distributions on the Trust Preference Securities are cumulative and will accrue from ______.

Redemption of the Trust Preference Securities
The Trust Preference Securities do not have a maturity date and will remain outstanding indefinitely, unless we decide to redeem the Series _ Preference Shares. Upon any redemption of the Series _ Preference Shares, the Issuer will use the cash it receives to redeem a corresponding amount of Trust Preference Securities. The Series _ Preference Shares are not required to be redeemed by us at any time, but may be redeemed, (i) at our option, in whole or in part, at any time, or from time to time, on or after _____ __,____, and (ii) in whole, but not in part, at any time prior to _____ __,____ if certain changes in tax or investment company law or interpretation or applicable rating agency equity credit criteria occur and certain other conditions are satisfied. If the Series _ Preference Shares are redeemed in whole, we may also redeem all of the common securities of the Issuer. For a description of our rights to redeem the Series _ Preference Shares, see “Description of the Series _ Preference Shares—Redemption” below.
Liquidation of the Issuer and Distribution of Series _ Preference Shares to Holders
We may dissolve the Issuer at any time. If we dissolve the Issuer, after the Issuer satisfies all of its liabilities as required by law, the Issuer’s trustees will:

•	distribute the Series _ Preference Shares (or depositary shares in lieu thereof) to the holders of the Trust Preference Securities; or

•	pay the liquidation amount of the Trust Preference Securities, plus any accrued and unpaid dividends, if any, to the payment date, in cash, out of the assets of the Issuer.
Upon dissolution, the Issuer’s administrative trustees may choose to (i) distribute the Series _ Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a ____ interest in a Series _ Preference Share. See “Description of the Trust Preference Securities—Optional Liquidation of the Issuer and Distribution of the Series _ Preference Shares” below.
Voting Rights
Holders of the Trust Preference Securities will have no voting rights, except the limited rights discussed in “Description of the Trust Preference Securities—Voting Rights” below.
Tax Treatment
Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the Trust Preference Securities generally represent “qualified dividend income” for U.S. federal income tax purposes, which is not taxed at ordinary income tax rates, but instead is taxed at more favorable capital gain rates for U.S. federal income tax purposes. In addition, distributions on the Trust Preference Securities constituting dividend income paid to holders that are U.S. corporations generally qualify for the dividends-received deduction for U.S. federal income tax purposes. The availability of the reduced dividend tax rate and the dividends-received deduction are subject to certain exceptions for short-term and hedged positions and other applicable limitations. Each investor should consult its tax advisor in light of its particular circumstances. For further discussion of the tax consequences relating to the Trust Preference Securities, see “Material U.S. Federal Income Tax Considerations” below.
Listing
Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the Symbol “SCE PR _”. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of ________.

The Series _ Preference Shares
Dividends on the Series _ Preference Shares
We will pay dividends on the Series _ Preference Shares when, as, and if declared by our board of directors or a duly authorized committee of the board at a rate of ____% per annum of the liquidation preference of $2,500 per Series _ Preference Share, from and including __________. Dividends on the Series __ Preference Shares will be payable quarterly in arrears on ________, ________, __________ and ________ of each year, beginning on ______________________, at an annual rate of _.___%. Dividends on the Series _ Preference Shares are cumulative from ____________.
Redemption of the Series _ Preference Shares
The Series _ Preference Shares do not have a maturity date, and we are not required to redeem the Series _ Preference Shares. Accordingly, the Series _ Preference Shares will remain outstanding indefinitely unless we decide to redeem them. We may redeem the Series _ Preference Shares (i) at our option, in whole or in part, at any time, or from time to time, on or after ________, and (ii) in whole, but not in part, at any time prior to _________ if certain changes in tax or investment company law or interpretation or applicable rating agency equity credit criteria occur and certain other conditions are satisfied. There will be no sinking fund for the redemption or purchase of the Series _ Preference Shares or the Trust Preference Securities. Neither holders of the Trust Preference Securities nor any holder of the Series _ Preference Shares will have the right to require the redemption of the Series _ Preference Shares.
Ranking of the Series _ Preference Shares
The Series _ Preference Shares will rank equally with other series of our preference stock, including our outstanding Series E, F, G, H, J, K and L Preference Stock, junior to our cumulative preferred stock and secured and unsecured debt, and senior to our common stock.
Liquidation Preference
If we liquidate, dissolve or wind up, the holders of the Series _ Preference Shares outstanding at such time will be entitled to receive 100% of the aggregate liquidation preference of the Series _ Preference Shares, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to holders of our common stock.
Voting Rights
Any holder of the Series _ Preference Shares will only be entitled to the limited voting rights provided in the certificate of determination of preferences establishing the Preferences Shares and as required by California law. See “Description of the Series _ Preference Shares—Voting Rights” below.
Issuance of Senior Shares
As long as any Series _ Preference Shares are outstanding, we do not intend to issue any shares of capital stock ranking senior to the Series _ Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.
Conversion Rights
The Series _ Preference Shares will not be convertible into shares of any other class or series of our capital stock or any other security.

Guarantee by Southern California Edison
We will fully and unconditionally guarantee payment of amounts due under the Trust Preference Securities on a subordinated basis and to the extent the Issuer has funds available for payment of those amounts. We refer to this obligation as the “Guarantee.” However, the Guarantee does not cover payments if the Issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the Issuer dividends on the Series _ Preference Shares.
We are also obligated to pay the expenses and other obligations of the Issuer, other than its obligations to make payments on the Trust Preference Securities.
We will also grant each holder of the Trust Preference Securities the right to institute a proceeding directly against us for enforcement of the rights of a holder of the Series _ Preference Shares. We refer to this right herein as the “right of direct action.” For purposes of the right of direct action, each Trust Preference Security you hold represents a 1/___ interest in a Series _ Preference Share, and you can enforce the right of direct action only to the extent of an interest in Series _ Preference Shares corresponding to the aggregate liquidation amount of the Trust Preference Securities that you hold. See “Description of the Guarantee—Right of Direct Action” below.
Use of Proceeds
The Issuer will use all of the proceeds from the sale of (i) the Trust Preference Securities to investors and (ii) the common securities to us, to purchase the Series _ Preference Shares from us.
We currently expect to use the net proceeds from the sale of Series _ Preference Shares to the Issuer for general corporate purposes.

RISK FACTORS
Investing in the Trust Preference Securities involves risk. You should be aware of and carefully consider the following risk factors and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2017 (which is incorporated by reference in this prospectus). New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should also read and consider all of the other information provided or incorporated by reference in this prospectus before deciding whether or not to purchase any of the Trust Preference Securities. See “Forward-Looking Statements” above and “Where You Can Find More Information” below.
The Series _ Preference Shares and the Guarantee are subordinated to our secured and unsecured debt and cumulative preferred stock.
Our obligations to make dividend payments on the Series _ Preference Shares or payments made under the Guarantee will rank junior to all of our secured and unsecured debt and the rights of holders of our cumulative preferred stock to receive dividends. This means that we cannot make any payments on the Series _ Preference Shares or the Guarantee if we are in default on a payment of our secured or unsecured debt or have not paid dividends on our cumulative preferred stock. This could impact the distribution payments you receive as a holder of the Trust Preference Securities, because the Issuer will pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends received on the Series _ Preference Shares.
In addition, the holders of our secured and unsecured debt and cumulative preferred stock will have prior rights with respect to any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds in connection with any insolvency, liquidation, reorganization or other winding up of our company paid to the Issuer as holder of the Series _ Preference Shares and available to holders of the Trust Preference Securities. Although we do not intend to issue any additional shares of capital stock ranking senior to the Series _ Preference Shares as long as any Series _ Preference Shares are outstanding, none of the certificate of determination, the Guarantee, the Declaration of Trust (as defined below) or any other document applicable to this offering limits our ability to issue any additional shares of capital stock ranking senior to the Series _ Preference Shares, provided we have received the required consent from holders of our preference stock. In addition, none of the certificate of determination, the Guarantee, the Declaration of Trust (as defined below) or any other document applicable to this offering limits our ability to incur additional secured and unsecured debt.
The Issuer cannot make payments on the Trust Preference Securities unless we make dividend payments on the Series _ Preference Shares. We are not required to pay holders of the Trust Preference Securities under the Guarantee if the Issuer does not have cash available.
The Issuer’s ability to make timely distribution, redemption or liquidation payments on the Trust Preference Securities is solely dependent on our making the corresponding payments on the Series _ Preference Shares. We will pay dividends on the Series _ Preference shares only when, as, and if declared by our board of directors or a duly authorized committee of the board. In addition, the Guarantee only guarantees that we will make dividend, redemption and liquidation payments to holders of the Trust Preference Securities if the Issuer has funds available to make the payments but fails to do so. If the Issuer fails to make payments under the Trust Preference Securities because we have failed to make the corresponding payments under the Series _ Preference Shares, you will not be able to rely upon the Guarantee for payment.
The Trust Preference Securities may be redeemed at any time on or after ________, or at any time prior to ________ following the occurrence of certain changes to tax and investment company law or interpretation or applicable rating agency equity credit criteria.
We may redeem the Series _ Preference Shares (i) at our option, in whole or in part, at any time, or from time to time, on or after ________, and (ii) in whole, but not in part, at any time prior to ________ if certain changes in tax or investment company law or interpretation or applicable rating agency equity credit criteria occur and certain other conditions described in “Description of the Series _ Preference Shares—Redemption” are satisfied. Upon any redemption of the Series _ Preference Shares, the institutional trustee will use the cash it receives to redeem a corresponding amount of Trust Preference Securities. You might not be able to reinvest the money you receive upon redemption of the Trust Preference Securities at the same rate as the rate of return on the Trust Preference Securities.
Holders of the Trust Preference Securities have limited voting rights.
As a holder of the Trust Preference Securities, you will not have any voting rights, except in certain limited circumstances as described under “Description of the Preference Shares—Voting Rights” below. Accordingly, holders of Trust Preference Securities may have no voting rights with respect to certain matters upon which a holder of our common stock or cumulative preferred stock may be entitled to vote. In addition, you will not be entitled to vote to appoint, remove or replace any administrative trustee, nor, except in limited cases, appoint, remove or replace the institutional trustee or the Delaware trustee, all of which will be otherwise appointed, removed or replaced by us.
Ratings on the Trust Preference Securities could be lowered.
We expect that Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings will assign ratings to the Trust Preference Securities. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. A rating is not a recommendation to buy, sell or hold the Trust Preference Securities, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in ratings assigned to us, our subsidiaries or any of our securities could adversely affect the trading price and liquidity of the Trust Preference Securities.
Rating agencies may change rating methodologies.
The rating agencies that currently or may in the future publish a rating for us or the Trust Preference Securities may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Trust Preference Securities. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Trust Preference Securities, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Trust Preference Securities are subsequently lowered or “notched” further, the trading price and liquidity of the Trust Preference Securities could be adversely affected. In addition, the Company may redeem the Series Preference Shares at its option, in whole, but not in part, if a rating agency makes certain changes in the equity credit criteria for securities with features similar to the Trust Preference Securities or the Series Preference Shares. See “-The Trust Preference Securities may be redeemed at any time on or after , or at any time prior to following the occurrence of certain changes to tax and investment company law or interpretation or applicable rating agency equity credit criteria” above and “Description of the Series Preference Shares-Redemption” below.
An active trading market for the Trust Preference Securities may not develop.
Prior to this offering, there has been no public market for the Trust Preference Securities. We will apply to have the Trust Preference Securities listed on the New York Stock Exchange. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of ________. Listing of the Trust Preference Securities on the New York Stock Exchange does not guarantee that a trading market for the Trust Preference Securities will develop, or if a trading market for the Trust Preference Securities does develop, the depth of the market or the ability of holders to sell their Trust Preference Securities easily. Although the underwriters have indicated that they intend to make a market in the Trust Preference Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making activity at any time without notice. Accordingly, neither we nor the Issuer can assure you that an active trading market will develop or be sustained or that you will be able to sell the Trust Preference Securities.

There may be no trading market for the Series _ Preference Shares (or depositary shares in lieu thereof) if the Issuer distributes them to you under certain circumstances.
The Series _ Preference Shares will initially be held by the Issuer and, under certain circumstances, may be distributed directly to you or as depositary shares in lieu thereof. There is no established trading market for the Series _Preference Shares, and neither they nor any depositary shares in lieu thereof will be listed on any securities exchange. As a result, if the Series _ Preference Shares (or depositary shares in lieu thereof) are distributed to holders of the Trust Preference Securities, under certain circumstances, neither we nor the Issuer can assure you that an active trading market will develop or be sustained or that you will be able to sell the Series _ Preference Shares (or depositary shares in lieu thereof). Although the underwriters have indicated that they intend to make a market in the Series _ Preference Shares (or depositary shares in lieu thereof) if they are distributed to holders of the Trust Preference Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making activity at any time without notice.

SCE TRUST _
We created the Issuer as a Delaware statutory trust on ________. Before the Trust Preference Securities are issued, the original trust agreement of the Issuer, dated ________, as amended on ________ [and ________], will be amended and restated in its entirety (the “Declaration of Trust”) substantially in the form which has been filed as an exhibit to a Current Report on Form 8-K filed by us on the date hereof and which is incorporated by reference in this prospectus.
The Issuer exists solely to:

•	issue and sell the Trust Preference Securities offered hereby to the public;

•	issue and sell its common securities to us;

•	use the proceeds from the sale of the Trust Preference Securities and common securities to purchase the Series _ Preference Shares;

•	distribute the cash payments it receives, if any, on the Series _ Preference Shares it owns to the holders of the Trust Preference Securities and common securities; and

•	engage in other activities that are necessary or incidental to these purposes.
The Issuer will own only the Series _ Preference Shares. The terms of the dividends payable, if any, on the Series _ Preference Shares will be substantially the same as the terms of the distributions payable, if any, on the Trust Preference Securities. The only source of funds for the Issuer will be any dividends it receives from us on the Series _ Preference Shares. The Issuer will use these funds, if any, to make any cash distributions due to holders of the Trust Preference Securities.
We will purchase all of the common securities of the Issuer. The common securities will represent an aggregate liquidation amount equal to $10,000. The common securities will have terms substantially identical to, and will rank equal in priority of payment of dividends with, but junior in priority of payment of liquidations and redemptions to, the Trust Preference Securities.
Under certain circumstances, we may redeem the Series _ Preference Shares that we sold to the Issuer. If this happens, the Issuer will redeem a corresponding amount of the Trust Preference Securities that it sold to the public. If the Series _ Preference Shares are redeemed in whole, we may also cause the Issuer to redeem all of the common securities of the Issuer we hold.
We may dissolve the Issuer and cause the corresponding Series _ Preference Shares to be distributed to the holders of the Trust Preference Securities. If this happens, owners of such Trust Preference Securities will no longer have any interest in the Issuer and will own only the corresponding Series _ Preference Shares we initially issued to the Issuer. The Issuer’s administrative trustees may choose to (i) distribute the Series _ Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a _____ interest in a Series _ Preference Share. See “Description of the Trust Preference Securities—Optional Liquidation of the Issuer and Distribution of the Series _ Preference Shares” below.
We have appointed five trustees to conduct the Issuer’s business and affairs:

•	The Bank of New York Mellon Trust Company, N.A., as the “institutional trustee;”

•	BNY Mellon Trust of Delaware, as the “Delaware trustee;” and

•	Daniel S. Wood, Michael A. Henry and George T. Tabata, each an officer or employee of ours, as the “administrative trustees.”

The duties and obligations of each trustee are governed by the Declaration of Trust. Except as otherwise expressly provided in the Declaration of Trust, only we can remove, replace or change the number of trustees.
We will pay all fees and expenses related to the Issuer and the offering of the Trust Preference Securities and will pay all ongoing costs and expenses of the Issuer, except the Issuer’s payment obligations with respect to the Trust Preference Securities and common securities.
The Issuer has no independent operations and exists solely for the reasons summarized above. The Issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The principal offices of the Issuer are located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and the telephone number of the Issuer is (626) 302-1212.

SOUTHERN CALIFORNIA EDISON COMPANY
Southern California Edison is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. We own and operate transmission, distribution and generation facilities for the purpose of serving our customers’ electricity needs. In addition to power provided from our own generating resources, we procure power from a variety of sources including other utilities and merchant and other non-utility generators. Based in Rosemead, California, Southern California Edison was incorporated in California in 1909.

Southern California Edison is a subsidiary of Edison International, a holding company with subsidiaries involved in both electric utility and non-electric utility businesses. The mailing address and telephone number of our principal executive offices are 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.
For more information on Southern California Edison and its subsidiaries, see the documents incorporated by reference into this prospectus described under “Where You Can Find More Information” below.

USE OF PROCEEDS
The Issuer will use all the proceeds from the sale of (i) the Trust Preference Securities to investors and (ii) the common securities to us to purchase the Series _ Preference Shares from us.
We currently expect to use the net proceeds from the sale of the Series _ Preference Shares to the Issuer for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED EQUITY DIVIDENDS
The following table sets forth the ratio of Southern California Edison’s earnings to combined fixed charges and preferred equity dividends, and the ratio of Southern California Edison’s earnings to fixed charges, for each year in the five-year period ended December 31, 2017 and for the six months ended June 30, 2018.

	Year Ended December 31,					Six Months Ended June 30,
	2013	2014	2015	2016	2017	2018
Ratio of Earnings to Combined Fixed Charges and Preferred Equity Dividends	2.62	3.60	2.96	3.22	2.31	2.42
Ratio of Earnings to Fixed Charges	3.20	4.51	3.80	4.02	2.75	2.83

DESCRIPTION OF THE TRUST PREFERENCE SECURITIES
Set forth below is a description of the particular terms of the Trust Preference Securities being offered by the Issuer. The following description is a summary and it does not describe every aspect of the Trust Preference Securities. The Declaration of Trust to be entered into by Southern California Edison and the Issuer’s trustees, the form of which has been filed as an exhibit to the registration statement which this prospectus forms a part of, contains the full legal text of the matters described in this section. This summary is qualified by the Declaration of Trust. Therefore, you should carefully read the detailed provisions of the Declaration of Trust.
General
The Declaration of Trust for the Issuer authorizes the administrative trustees to issue the Trust Preference Securities and the common securities (together, the “Trust Securities”) on behalf of the Issuer.
The Trust Securities represent undivided beneficial interests in the assets of the Issuer. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally as to distributions with the Trust Preference Securities, and quarterly distribution payments will be made on the common securities on a ratable basis, with the Trust Preference Securities.
The Declaration of Trust does not permit the Issuer to issue any securities other than the Trust Securities or to incur any indebtedness. Under the Declaration of Trust, the institutional trustee will hold title to the Series _ Preference Shares purchased by the Issuer for the benefit of the holders of the Trust Securities.
The Trust Preference Securities will be issued in the amount, at the price and on terms that are substantially the same as the terms of the corresponding Series _ Preference Shares.
We will guarantee the Trust Preference Securities to the extent described below under “Description of the Guarantee.” The guarantee agreement executed for the benefit of the holders of the Trust Preference Securities will be a guarantee on a subordinated basis with respect to the related Trust Preference Securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such Trust Preference Securities when the Issuer does not have funds available to make such payments. See “Description of the Guarantee” below.
We will also grant each holder of the Trust Preference Securities the right to institute a proceeding directly against us for enforcement of the rights of a holder of the Series _ Preference Shares. We refer to this right herein as the “right of direct action.” For purposes of the right of direct action, each Trust Preference Security you hold represents a 1/100th interest in a Series _ Preference Share, and you can enforce the right of direct action only to the extent of an interest in Series _ Preference Shares corresponding to the aggregate liquidation amount of the Trust Preference Securities you hold. See “Description of the Guarantee—Right of Direct Action” below.
Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the symbol “SCE PR _”. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of ________.
Distributions
The Issuer can pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends that it receives from us on the Series _ Preference Shares. Distributions on the Trust Preference Securities will be payable quarterly in arrears, on ________, ________, ________ and ________ of each year (each a "distribution date"), beginning on ____________. From and including __________ distributions will accrue and be payable at a rate of ____% per annum, payable beginning on ___________. Distributions are cumulative and will accrue from ____________.
If any distribution date is not a business day (as defined below), then that distribution date will be postponed until the next day that is a business day, without any increase in the amount of distributions payable as a result of such postponement. As used in this prospectus, a "business day" means any weekday that is not a legal holiday in New York, New York, and is not a day on which the banking institutions in New York, New York or Los Angeles, California are closed.

Notwithstanding the foregoing, holders of the Trust Preference Securities will not be entitled to any distributions in excess of full cumulative distributions. No interest, distributions or sum of money in lieu thereof will be payable in respect of any distribution payment or payments on the Trust Preference Securities which may be in arrears.
On each distribution date, the Issuer will use the dividend payments, if any, it receives on the Series _ Preference Shares to make the applicable distribution payment to the holders of the Trust Preference Securities on the related record date. As long as the Trust Preference Securities remain in book-entry form, the record dates for the Trust Preference Securities will be one business day prior to the relevant distribution date. If the Trust Preference Securities are not in book-entry form, the record date will be the 1st of the month in which the relevant distribution date occurs. Distributions that are not paid on a particular distribution date as a result of our having failed to make a dividend payment under the Series _ Preference Shares will be payable to the holders of the Trust Preference Securities on the record date applicable to the actual distribution date on which such distributions are paid.
The period beginning on and including ____________, and ending on but excluding ____________. The first distribution date, and each subsequent period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions payable on the Trust Preference Securities for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that the amount of distributions payable for the initial distribution period and any period shorter than a full distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months.
Dollar amounts payable to a holder resulting from that calculation will be rounded to the nearest cent, with one-half cent or greater being rounded upward.
Redemption
The Trust Preference Securities do not have a maturity date, and the Issuer is not required to redeem the Trust Preference Securities except in connection with a redemption of the Series _ Preference Shares. Accordingly, the Trust Preference Securities will remain outstanding indefinitely, unless we decide to redeem the Series _ Preference Shares. The Series _ Preference Shares may be redeemed (i) at our option, in whole or in part, at any time, or from time to time on or after ____________, and (ii) in whole, but not in part, at any time prior to ____________ (a) within 90 days after certain changes in tax or investment company law or interpretation occur and certain other conditions are satisfied and (b) after the occurrence of a Rating Agency Event. For a description of our rights to redeem the Series _ Preference Shares, see “Description of the Series _ Preference Shares—Redemption” below.
If the Series _ Preference Shares are redeemed, in whole or in part, at any time or from time to time, the institutional trustee will apply the proceeds from that payment to redeem a corresponding aggregate liquidation amount of Trust Preference Securities. Except for redemption after certain changes in tax law or interpretation and the satisfaction of certain other conditions (a "Tax Event Redemption") or redemption after a Rating Agency Event (a "Rating Agency redemption"), Trust Preference Securities will be redeemed at a price equal to $__ per Trust Preference Security, plus accrued and unpaid distributions, if any, to the redemption date. Upon a Tax Event Redemption, the Trust Preference Securities will be redeemed at a price equal to $ per Trust Preference Security, plus accrued and unpaid distributions, if any, to the redemption date. Upon a Rating Agency Redemption, the Trust Preference Securities will be redeemed at a price equal to $ per Trust Preference Security, plus accrued and unpaid distributions, if any, to the redemption date. If the Series _ Preference Shares are redeemed in whole, we may also redeem all of the common securities of the Issuer we hold.
In the case of Trust Preference Securities held by the Depository Trust Company (or any successor) (“DTC”) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. The specific procedures relating to the redemption of the Trust Preference Securities are set forth immediately below.
Redemption Procedures
Because the Trust Preference Securities will be issued in the form of global securities held by DTC, the following description relates to the procedures applicable to the redemption of global securities. Please read “—Book-Entry, Delivery and Form” for more information about global securities.

The Issuer’s institutional trustee will give each holder of the Trust Preference Securities at least 30, but not more than 60 days’ notice of any redemption of the Trust Preference Securities, which notice will be irrevocable. If the Issuer’s institutional trustee gives a notice of redemption of the Trust Preference Securities, then by 12:00 noon, New York City time, on the redemption date, the institutional trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption of the corresponding Series _ Preference Shares. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such Trust Preference Securities.
If notice of redemption has been given and funds deposited as required, then, effective on the date of such deposit, distributions will cease to accrue on the Trust Preference Securities called for redemption and all rights of the holders of such Trust Preference Securities so called for redemption will cease, except the right of the holders of such Trust Preference Securities to receive the redemption price, but without interest on such redemption price.
Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time, or from time to time, purchase outstanding Trust Preference Securities by tender, in the open market or by private agreement and none of these purchases will be deemed redemptions in respect of the Trust Preference Securities for purposes of the Issuer’s Declaration of Trust.
Payment of the redemption price on the Trust Preference Securities and any distribution or exchange of Series _ Preference Shares to holders of the Trust Preference Securities will be made to the applicable record holders thereof as they appear on the register for such Trust Preference Securities on the relevant record date, which will be, in the case of redemption, so long as the Trust Preference Securities are in book-entry form, one business day before the redemption date, or in the case of liquidation, the liquidation date. There will be no sinking fund for the redemption of the Trust Preference Securities.
Liquidation Distribution upon Dissolution
This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of the Issuer, the holders of the Trust Preference Securities will be entitled to receive 100% of the liquidation amount of their securities, plus accrued and unpaid distributions, if any, to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the Trust Preference Securities the Series _ Preference Shares (or depositary shares in lieu thereof) in an aggregate liquidation preference equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and with accrued and unpaid dividends equal to accrued and unpaid distributions on, the Trust Preference Securities outstanding at such time. See “Optional Liquidation of the Issuer and Distribution of the Series _ Preference Shares” below.
If this distribution can be paid only in part because the Issuer has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Issuer on the Trust Preference Securities will be paid on a pro rata basis prior to payment on the common securities.
Pursuant to the Issuer’s Declaration of Trust, the Issuer will dissolve:

•	upon the bankruptcy, dissolution or liquidation of us or the holder of the common securities, if different;

•	upon an election by us to dissolve the Issuer;

•	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the Issuer;

•	before the Issuer issues any Trust Securities, without any consent; or

•	when all of the Trust Securities have been called for redemption.
Optional Liquidation of the Issuer and Distribution of the Series _ Preference Shares
We will have the right at any time to elect to dissolve the Issuer by causing the Series _ Preference Shares it holds to be distributed to the holders of the related Trust Securities. If we elect to dissolve the Issuer, then the Series _ Preference Shares will be distributed to the holders of the related Trust Securities in exchange therefor, and thereupon the Issuer will dissolve. The Issuer’s administrative trustees may choose to (i) distribute the Series _ Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a ___ interest in a Series _ Preference Share.
If the administrative trustees choose to distribute the Series _ Preference Shares directly, each holder of Trust Preference Securities will receive a number of whole Series _ Preference Shares having an aggregate liquidation preference equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities being exchanged. No fractional shares of Series _ Preference Shares will be issued to holders of the Trust Preference Securities. Instead, each holder will have the right to receive an amount in cash out of the assets of the Issuer equal to the liquidation preference of the fraction of a Series _ Preference Share they are entitled to receive, plus accrued and unpaid dividends, if any, on such fraction of a share to the payment date.
If the administrative trustees choose to distribute depositary shares each representing a ____ interest in a Series _ Preference Share, each holder of Trust Preference Securities will receive a number of depositary shares representing an aggregate liquidation preference of Series _ Preference Shares equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities being exchanged.
We anticipate that any distribution of Series _ Preference Shares (or depositary shares in lieu thereof) will be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the Trust Preference Securities. See “—Book-Entry, Delivery and Form” below.
After the date of any distribution of the Series _ Preference Shares (or depositary shares in lieu thereof) upon dissolution of the Issuer:

•	The Trust Preference Securities will no longer be deemed to be outstanding;

•
The securities depositary or its nominee, as the record holder of the Trust Preference Securities, will receive a registered global certificate or certificates representing the Series _ Preference Shares (or depositary shares in lieu thereof), and cash in lieu of fractional shares, if applicable, to be delivered upon such distribution; and

•
any certificates representing Trust Preference Securities not held by the depositary or its nominee will be deemed to represent Series _ Preference Shares (or depositary shares in lieu thereof) having an aggregate liquidation preference equal to the aggregate stated liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities until such certificates are presented to us or our agent for transfer or reissue.

We do not intend to list the Series _ Preference Shares (or depositary shares in lieu thereof) on any securities exchange upon any such liquidation and distribution of Series _ Preference Shares (or depositary shares in lieu thereof). There can be no assurance as to the market prices or liquidity of the Series _ Preference Shares (or depositary shares in lieu thereof) that may be distributed in exchange for the Trust Preference Securities if a dissolution or liquidation of the Issuer were to occur. This means that the Series _ Preference Shares (or depositary shares in lieu thereof) that an investor may receive if a dissolution and liquidation of the Issuer were to occur may not have an active secondary market and may trade, if at all, at a discount to the price that the investor paid to purchase the Trust Preference Securities.
Under current U.S. federal income tax law, and assuming, as expected, the Issuer is treated as a domestic grantor trust, a distribution of the Series _ Preference Shares (or depositary shares in lieu thereof) in exchange for the Trust Preference Securities would not be a taxable event to you. If, however, the Issuer were subject to U.S. federal income tax with respect to income accrued or received on the Series _ Preference Shares, the distribution of the Series _ Preference Shares (or depositary shares in lieu thereof) by the Issuer would be a taxable event to the Issuer and to you. See “Material U.S. Federal Income Tax Considerations—Classification of the Issuer” below.
Optional Exchange
If at any time, or from time to time, we or any of our affiliates are a holder of the Trust Preference Securities, we or our affiliate, as the case may be (either, an "SCE holder"), will have the right to deliver to the Issuer’s institutional trustee all or the portion of such SCE holder's Trust Preference Securities as it elects and receive, in exchange therefor, Series _ Preference Shares in an aggregate liquidation preference equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities being exchanged. The election (i) will be exercisable effective by the SCE holder delivering to the institutional trustee a written notice of the election (X) specifying the liquidation amount of the Trust Preference Securities with respect to which the election is being made and (Y) the date on which the exchange will occur, which date will not be less than three business days after the receipt by the Issuer’s institutional trustee of the election notice and (ii) will be conditioned upon the SCE holder having delivered or caused to be delivered to the Issuer’s institutional trustee or its designee the Trust Preference Securities which are the subject of the election by 10:00 A.M., New York City time, on the date on which the exchange is to occur. After the exchange, the relevant Trust Preference Securities will be canceled and will no longer be deemed to be outstanding and all rights of the SCE holder with respect to the relevant Trust Preference Securities will cease, including accrued but unpaid distributions thereon, if any. In the event the relevant Trust Preference Securities are in book-entry form, upon the exchange the Issuer’s institutional trustee, in its capacity as securities registrar, will cause an annotation to be made on the book-entry Trust Preference Securities certificate or certificates evidencing the relevant book-entry Trust Preference Securities to evidence the reduction in the aggregate liquidation amount thereof resulting from the cancellation. If all of the then-outstanding Trust Preference Securities are exchanged, we may also exchange all of the then-outstanding common securities of the Issuer.
Notwithstanding anything else in the Declaration of Trust to the contrary, in order to effectuate the exchanges contemplated above, the Issuer is authorized to execute, deliver and perform, and we, the Issuer’s institutional trustee, Delaware trustee and any administrative trustee, on behalf of the Issuer, acting singly or collectively, is authorized to execute and deliver on behalf of the Issuer, an exchange agreement, cancellation letter, and any and all other documents, agreements, or certificates contemplated by or related to the exchanges in each case without further vote or approval of any other person. For the avoidance of doubt, the exchanges described above will not be deemed redemptions in respect of the Trust Preference Securities or the common securities under the Declaration of Trust.
Consolidation, Merger or Amalgamation of the Issuer
The Issuer may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Issuer may, with the consent of its administrative trustees and without the consent of the holders of the Trust Preference Securities, its Delaware trustee, or its institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially in their entirety to another trust, provided that:

•	the successor entity either

•	expressly assumes all of the obligations of the Issuer relating to the Trust Securities; or

•
substitutes for the Trust Preference Securities other successor securities having substantially the same terms as the Trust Preference Securities, so long as those successor securities rank the same as the Trust Preference Securities regarding distributions and payments upon liquidation, redemption and otherwise;

•
we, as issuer of the Series _ Preference Shares, expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the institutional trustee of the Issuer as the holder of the Series _ Preference Shares;

•
immediately following such merger, consolidation, amalgamation or replacement, the Trust Preference Securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preference Securities are then listed or quoted, if any;

•
such merger, consolidation, amalgamation or replacement does not cause the Trust Preference Securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•
such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences or special rights of the Trust Securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	such successor entity has a purpose identical to that of the Issuer;

•
prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel to the Issuer experienced in such matters to the effect that:

•
such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences or special rights of the Trust Securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•
following such merger, consolidation, amalgamation or replacement, neither the Issuer nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act); and

•
following such merger, consolidation, amalgamation or replacement, the Issuer or the successor entity will continue to be classified as a domestic grantor trust for U.S. federal income tax purposes, provided, however that this requirement may be waived by the consent of 100% of the liquidation amount of the Trust Preference Securities; and

•
we or our successor or permitted assign owns all common securities of the successor entity and we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the Guarantee and the successor entity assumes all obligations of the Issuer with respect to the Issuer’s trustees.

Voting Rights
The holders of the Trust Preference Securities will have no voting rights except as discussed below and in “—Amendment of Declaration of Trust” and “Description of the Guarantee—Amendments and Assignment” and except as provided under the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as it may be amended from time to time, or any successor legislation and as otherwise required by law and the Declaration of Trust. On any matter as to which voting rights exist, the holders of the Trust Preference Securities will be entitled to one vote for each $__ liquidation amount of Trust Preference Securities that they hold.
So long as the institutional trustee receives the tax opinion discussed below, the holders of a majority in aggregate liquidation amount of the Trust Securities have the right to direct the institutional trustee, as holder of the Series _ Preference Shares, to:

•	direct any proceeding for any remedy available to the institutional trustee, or exercising any trust or power conferred on the institutional trustee with respect to the Series _ Preference Shares;

•	consent to any amendment or modification of the Series _ Preference Shares where such consent is required.
Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in the clauses above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel experienced in such matters. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a domestic grantor trust for U.S. federal income tax purposes.
Any required approval or direction of holders of the Trust Preference Securities may be given at a separate meeting of holders of the Trust Preference Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or by written consent. The administrative trustees will mail to each holder of record of Trust Preference Securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.
No vote or consent of the holders of the Trust Preference Securities will be required for the Issuer to redeem and cancel the Trust Preference Securities or distribute the Series _ Preference Shares in accordance with the Declaration of Trust.

Despite the fact that holders of the Trust Preference Securities are entitled to vote or consent under the circumstances described above, any Trust Preference Securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these Trust Preference Securities will be treated for purposes of such vote or consent as if they were not outstanding.
Holders of the Trust Preference Securities have no express rights under the Declaration of Trust to appoint or remove the administrative trustees. Instead, under the terms of the Declaration of Trust, these trustees may be appointed, removed or replaced solely by us as the holder of all of the Issuer’s common securities. Holders of the majority of liquidation amount of the Trust Preference Securities may appoint or remove the institutional trustee or Delaware trustee if such trustee is at that time actively enforcing its rights as holder of the Series _ Preference Shares. However, if the institutional trustee or Delaware trustee is not at that time actively enforcing its rights as holder of the Series _ Preference Shares, it may only be appointed or removed by us as holder of all of the Issuer’s common securities.
To the fullest extent permitted by the Delaware Statutory Trust Act, voting and consensual rights with respect to the Issuer available to or in favor of holders or owners of the Trust Preference Securities may be exercised only by a United States Person that is a beneficial owner of the Trust Preference Securities or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of the Trust Preference Securities that is not a United States Person. To the fullest extent permitted by the Delaware Statutory Trust Act, holders that are not United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, a United States Person is any person treated as a United States person as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
Amendment of the Declaration of Trust
The Issuer’s administrative trustees may generally amend the Declaration of Trust without the consent of the holders of the Trust Preference Securities, unless such amendment adversely affects the powers, preferences or special rights of the Trust Preference Securities in any material respect. Specifically, the administrative trustees may amend the Declaration of Trust to:

•
cure any ambiguity, correct or supplement any provisions in such Declaration of Trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration of Trust, which may not be inconsistent with the other provisions of such Declaration of Trust;

•
modify, eliminate or add to any provisions of such Declaration of Trust to such extent as will be necessary to ensure that the Issuer will be classified for U.S. federal income tax purposes as a domestic grantor trust at all times that any Trust Securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act;

•	add to our covenants, restrictions or obligations; or

•	modify, eliminate or add to any provision of such Declaration of Trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.
Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be adversely affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be adversely affected.
If any proposed amendment to the Declaration of Trust provides for, or the administrative trustees otherwise propose to effect:

•
any action that would adversely affect the powers, preferences or special rights of the Trust Securities in any material respect, whether by way of amendment to the Declaration of Trust or otherwise; or

•	dissolution, winding-up or termination of the Issuer other than pursuant to the terms of the Declaration of Trust, then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the Trust Securities, voting together as a single class. If, however, any amendment or proposal referred to in the first bullet above would adversely affect the powers, preferences or special rights, in any material respect, of only the Trust Preference Securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal will not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.
Despite the foregoing, no amendment or modification may be made to the Declaration of Trust if the amendment or modification would:

•	cause the Issuer to be characterized as other than a domestic grantor trust for United States federal income tax purposes; or

•	cause the Issuer to be deemed to be an “investment company” that is required to be registered under the Investment Company Act.
Registrar, Transfer Agent and Paying Agent
The institutional trustee initially will be the paying agent for the Trust Preference Securities. The paying agent is permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, institutional trustee and to us. If the institutional trustee is no longer the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.
The administrative trustees, or an agent designated by the administrative trustees, will act as registrar and transfer agent for the Trust Preference Securities. Registration of transfers of Trust Preference Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of its Trust Preference Securities after such Trust Preference Securities have been called for redemption.
Information Concerning the Institutional Trustee
The institutional trustee undertakes to perform only the duties as are specifically set forth in the Declaration of Trust. The institutional trustee is under no obligation to exercise any of the powers given it by the Declaration of Trust at the request of the holders of the Trust Preference Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. If the institutional trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one on which the holders of Trust Preference Securities are entitled to vote, then the institutional trustee will take such action as it deems advisable and in the best interests of the holders of the Trust Preference Securities and common securities. In this event, the institutional trustee will have no liability except for its own bad faith, negligence or willful misconduct.
We and certain of our affiliates maintain deposit accounts and banking relationships with the initially appointed institutional trustee.
Miscellaneous
The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that:

•	it will not be required to register as an “investment company” under the Investment Company Act; and

•	it will be classified as a domestic grantor trust for United States federal income tax purposes.
The Issuer may not borrow money, issue debt, execute mortgages or pledge any of its assets.
The Trust Preference Securities will not be convertible into shares of any other class or series of the Issuer’s capital stock, our capital stock or any other security.
There will be no provisions for any maintenance or sinking funds for any of the Trust Preference Securities.

Registered holders of the Trust Preference Securities have no preemptive or similar rights.
Governing Law
The Declaration of Trust will be governed by and construed in accordance with the laws of the State of Delaware.
Book-Entry, Delivery and Form
The Depository Trust Company (“DTC”) will act as the initial securities depository for the Trust Preference Securities. The Trust Preference Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.
DTC has advised us that: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the NYSE MKT LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Direct and Indirect Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.
Purchases of Trust Preference Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Trust Preference Securities on DTC’s records. The ownership interest of each actual purchaser of Trust Preference Securities (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Trust Preference Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preference Securities, except in the event that use of the book-entry system for the Trust Preference Securities is discontinued.
To facilitate subsequent transfers, all Trust Preference Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Trust Preference Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Trust Preference Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Trust Preference Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Redemption notices will be sent to DTC. If less than all of the Trust Preference Securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Although voting with respect to the Trust Preference Securities is limited, in those cases where a vote is required neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the Trust Preference Securities, unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Trust Preference Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments on the Trust Preference Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the paying agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
Except as provided herein, a Beneficial Owner of the Trust Preference Securities will not be entitled to receive physical delivery of the Trust Preference Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preference Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Trust Preference Securities.
DTC may discontinue providing its services as securities depositary with respect to the Trust Preference Securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preference Securities certificates are required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Trust Preference Securities will be printed and delivered to the holders of record.
If the Series _ Preference Shares (or depositary shares in lieu thereof) are distributed to holders of the Trust Preference Securities in book-entry form, the DTC will act as the initial securities depository for the Series _ Preference Shares (or depositary shares in lieu thereof), and the depositary arrangements described above for the Trust Preference Securities will apply equally to the Series _ Preference Shares (or depositary shares in lieu thereof).
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

DESCRIPTION OF THE SERIES _ PREFERENCE SHARES
Set forth below is a description of the specific terms of the Series _ Preference Shares in which the Issuer will invest the proceeds from the issuance and sale of the Trust Securities. The Issuer will be the sole holder of the Series _ Preference Shares. The following description is a summary and it does not describe every aspect of the Series _ Preference Shares. Our restated articles of incorporation, which has been filed as an exhibit to the registration statement of which this prospectus is a part and which are incorporated by reference in this prospectus, and a certificate of determination of preferences relating to the Series _ Preference Shares, which has been filed as an exhibit to the registration statement of which this prospectus forms a part, together contain the full legal text of the matters described in this section. This summary is qualified by the restated articles of incorporation and the certificate of determination of preferences. Therefore, you should read carefully the detailed provisions of the restated articles of incorporation, as amended, and the certificate of determination of preferences.
General
The rights, preferences and privileges of the Series _ Preference Shares are established by the restated articles of incorporation. In connection with our sale of the Series _ Preference Shares, our board of directors or a duly authorized committee of the board of directors will adopt, and we will file with the California Secretary of State, a new certificate of determination of preferences to establish the terms of the Series _ Preference Shares.
The restated articles of incorporation authorize our board of directors or a duly authorized committee of our board of directors, from time to time, in one or more series, and without further shareholder action, to provide for the issuance of up to 50,000,000 shares of preference stock, no par value. For each new series of preference stock, the board of directors or a duly authorized committee of our board of directors may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (if any), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences.
Dividends
Dividends on the Series _ Preference Shares will be payable when, as, and if declared by our board of directors or a duly authorized committee of the board out of funds legally available for the payment of dividends under California law at a rate of ____% per annum of the liquidation preference of $____ per Series _ Preference Share, from and including ___________. Dividends on the Series _ Preference Shares will be payable quarterly, in arrears, on ________, ________, ________ and ________ of each year (each, a "dividend date"), beginning on ________, when, as and if declared by our board of directors or a duly authorized committee of the board. Dividends on the Series _ Preference Shares are cumulative from ________.
If any of those dates is not a business day, then dividends will be payable on the next succeeding business day (as defined below), without any increase in the dividends payable as a result of such postponement.
Notwithstanding the foregoing, dividends on the Series _ Preference Shares will accrue and will be cumulative, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Holders of our Series _ Preference Shares will not be entitled to any dividends in excess of full cumulative dividends. No interest, dividends or sum of money in lieu thereof will be payable in respect of any dividend payment or payments on our Series _ Preference Shares which may be in arrears.
On each dividend date, we will pay the applicable dividend payment, if any, to any holder of the Series _ Preference Shares on the related record date. The record dates for the Series _ Preference Shares will be a date not exceeding 60 days before the applicable payment date as will be fixed by our board of directors or a duly authorized committee of our board.

The period beginning on and including ______, and ending on but excluding ____________, the first dividend date, and each subsequent period, beginning on and including a dividend date and ending on but excluding the next dividend date is called a “dividend payment period.” Dividends payable on the Series _ Preference Shares for any dividend payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that the amount of dividends payable for the initial dividend period and any period shorter than a full dividend payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months.
The Series _ Preference Shares will rank senior to our common stock with respect to the payment of dividends to the extent provided in the certificate of determination of preferences. As a result, unless dividends have been declared and paid or set apart on the Series _ Preference Shares for the then-current quarterly dividend period and all past quarterly dividend periods, no dividend may be declared or paid or set apart for payment, or distribution made, on our common stock (or on any of our other equity securities that we may issue in the future ranking, as to the payment of dividends, junior to the Series _ Preference Shares), other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock or any of our other stock ranking junior to the Series _ Preference Shares as to the payment of dividends and the distribution of assets upon our dissolution, liquidation or winding up, nor may any shares of our common stock (or on any of our other equity securities that we may issue in the future ranking, as to the payment of dividends, junior to the Series _ Preference Shares) be purchased, redeemed or otherwise acquired for value by us.
Our board of directors or a duly authorized committee of the board, may, in its discretion, choose to pay dividends on the Series _ Preference Shares without the payment of any dividends on our common stock (or any of our other stock ranking, as to the payment of dividends, junior to the Series _ Preference Shares). No dividends may be declared or paid or set apart for payment on any Series _ Preference Shares if at the same time any arrears exist or default exists in the payment of dividends on any outstanding class or series of our stock ranking, as to the payment of dividends, senior to Series _ Preference Shares (including, without limitation, our cumulative preferred stock). When dividends are not paid in full on the Series _ Preference Shares and all other classes or series of our stock ranking, as to payment of dividends, equally with the Series _ Preference Shares, all dividends declared thereon will be declared pro rata so that the amount of dividends declared for the Series _ Preference Shares and for all such other stock will in all cases bear to each other the same ratio that accrued dividends for the Series _ Preference Shares and for such other stock bear to each other (but without, in the case of non-cumulative shares or such other stock, accumulation of unpaid dividends for prior dividend periods).
Ranking
The Series _ Preference Shares will rank junior to our cumulative preferred stock with respect to payment of dividends and junior to our secured and unsecured debt and our cumulative preferred stock with respect to distribution of our assets upon our liquidation, dissolution or winding up. We currently have 4,800,198 shares ($120 million aggregate par value) of cumulative preferred stock outstanding.
The Series _ Preference Shares will rank senior to our common stock, and to any other of our equity securities that we may issue in the future that by their terms rank junior to the Series _ Preference Shares, with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.
The Series _ Preference Shares will rank equally with any other shares of preference stock, including our outstanding Series E, G, H, J, K and L Preference Stock, and with any of our other equity securities that we may issue in the future, the terms of which provide that such shares or securities will rank equally with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

Maturity
The Series _ Preference Shares do not have a maturity date, and we are not required to redeem the Series _ Preference Shares. In addition, we are not required to set aside funds to redeem the Series _ Preference Shares. Accordingly, the Series _ Preference Shares will remain outstanding indefinitely unless we decide to redeem them.
Distribution of Series _ Preference Shares
As described above, the Series _ Preference Shares (or depositary shares in lieu thereof) may be distributed in exchange for the Trust Preference Securities upon dissolution and liquidation of the Issuer, after satisfaction of the Issuer’s liabilities to its creditors. The Issuer’s administrative trustees may choose to (i) distribute the Series _ Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a _____ interest in a Series _ Preference Share. See “Description of the Trust Preference Securities—Liquidation Distribution upon Dissolution” above and “Description of the Trust Preference Securities—Optional Liquidation of Issuer and Distribution of Series _ Preference Shares to Holders” above.
If the Series _ Preference Shares (or depositary shares in lieu thereof) are distributed to the holders of Trust Preference Securities, we anticipate that the depositary arrangements for the Series _ Preference Shares (or depositary shares in lieu thereof) will be substantially identical to those in effect for the Trust Preferred Securities. See “Description of the Trust Preference Securities—Book-Entry, Delivery and Form” above.
Redemption
We may redeem the Series _ Preference Shares (i) at our option, in whole or in part, at any time, or from time to time, on or after ________, and (ii)  in whole, but not in part, at any time prior to ________, (a) within 90 days after certain changes in tax or investment company law or interpretation occur and certain other conditions described below are satisfied and (b) after the occurrence of a Rating Agency Event. A “Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (a “rating agency”) for purposes of assigning equity credit to securities with features similar to either the Trust Preference Securities or the Series _ Preference Shares on the date of original issuance of the Trust Preference Securities (the “current methodology”), which change either (x) shortens the period of time during which equity credit pertaining to either the Trust Preference Securities or the Series _ Preference Shares would have been in effect had the current methodology not been changed or (y) reduces the amount of equity credit assigned to either the Trust Preference Securities or the Series _ Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Trust Preference Securities or the Series _ Preference Shares, as applicable, as of its date of original issuance.
For purposes of clause (ii) above, a redemption of the Series _ Preference Shares, and therefore the Trust Preference Securities, will occur only when (X) the Issuer, or other Delaware statutory trust in which we own all the securities designated as common securities, holds all of the outstanding Series _ Preference Shares and (Y) we elect to so redeem due to a change in tax or investment company law or interpretation or rating agency equity credit criteria for securities such as the Series __ Preference Shares. Prior to our election to redeem the Series __ Preference Shares pursuant to a Tax Event Redemption, we must receive an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

•
any amendment to or change in the laws or regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after __________;

•	any proposed change in those laws or regulations that is announced after ________; or

•	any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after ________;
there is more than an insubstantial risk that:

•
the Issuer is, or within 90 days of the date of that opinion will be, subject to more than a de minimis amount of taxes (including withholding taxes), duties, assessments or other governmental charges; or

•	the Issuer is not, or within 90 days of the date of that opinion will not be, a domestic grantor trust for United States federal income tax purposes.
Prior to our election to redeem due to a change in investment company law or interpretation, we must receive an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation that is enacted or becomes effective after ________, or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority that is announced after ________, there is more than an insubstantial risk that the Issuer is, or within 90 days of the date of that opinion will be, considered an “investment company” which is required to be registered under the Investment Company Act.
If there is available to us or the Issuer the opportunity to eliminate, within the 90-day redemption period, the tax or investment company redemption event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on us, the Issuer, or the holders of the Trust Preference Securities, then we or the Issuer will pursue such measure instead of redemption.
We may redeem the Series _ Preference Shares upon not less than 30 nor more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series _ Preference Shares, plus accrued and unpaid dividends, if any, to the redemption date; provided, that (i) pursuant to a Tax Event Redemption, we may redeem the Series _ Preference Shares upon not less than 30 nor more than 60 days’ notice, which notice will be irrevocable, at a price of 101% of the liquidation preference of the redeemed Series _ Preference Shares, plus accrued and unpaid dividends, if any, to the redemption date and (ii) pursuant to a Rating Agency Redemption, we may redeem the Series _ Preference Shares upon not less than 30 nor more than 60 days’ notice, which notice will be irrevocable, at a price of 102% of the liquidation preference of the redeemed Series _ Preference Shares, plus accrued and unpaid dividends, if any, to the redemption date. If we choose to redeem less than all the Series _ Preference Shares, we will either determine the Series _ Preference Shares to be redeemed by lot or pro rata. Once proper notice of redemption has been given, from and after the redemption date, dividends on the Series _ Preference Shares called for redemption will cease to accrue and such Series _ Preference Shares called for redemption will no longer be deemed outstanding, and all rights of the holders thereof will cease, except the right to receive the redemption price, but without interest on such redemption price.
There will be no sinking fund for the redemption or purchase of the Series _ Preference Shares.
Voting Rights
The Series _ Preference Shares will have no voting rights except as set forth below or as otherwise provided by California law.
Any holder of the Series _ Preference Shares is entitled to vote as part of a separate class with any other outstanding series of preference stock upon which like voting or consent rights have been conferred and which are similarly affected by the matter to be voted upon, or as a series within the class, on certain matters affecting their interests. The affirmative vote or written consent of the holders of at least a majority of the shares of the affected class or series is required to:

•	make any amendment of the articles of incorporation which would adversely affect the rights, preferences, privileges or restrictions of the Series _ Preference Shares; or

•
authorize, create or increase in amount any class of stock or security convertible into stock of any class, ranking senior to the Series _ Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

However, such vote or consent of the holders of preference stock will not be required if, at or prior to the time when any of the actions mentioned above takes place, all of the preference stock the consent of which would otherwise be required is redeemed in accordance with the articles of incorporation. On matters requiring their consent, any holder of whole Series _ Preference Shares will be entitled to one vote per Series _ Preference Share.
We may create and issue a new series of preference stock, or create a new class of shares that ranks equally with the Series _ Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up, without the consent of any holder of the preference stock. We may in the future seek to increase the number of authorized shares of preference stock, which would require the affirmative vote or written consent of at least a majority of the outstanding shares of preference stock.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, any holder of the Series _ Preference Shares will be entitled to payment, out of our assets available for distribution to the holders of preference stock following the satisfaction of all claims ranking senior to the Series _ Preference Shares, of an amount equal to 100% of the aggregate liquidation preference of Series _ Preference Shares held by that holder. In addition, such holder will be entitled to payment of an amount equal to all accrued and unpaid dividends, if any, on those Series _ Preference Shares to, but excluding, the date of liquidation, dissolution or winding up. Any holder of the Series _ Preference Shares will be entitled to these payments before any distribution is made on any junior stock, including our common stock. After payment in full of the liquidation preference and the amount equal to all accrued and unpaid dividends to which any holder of the Series _ Preference Shares is entitled, such holder will not be entitled to any further participation in any distribution of our assets.
If upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the amounts payable with respect to the Series _ Preference Shares and any other outstanding series of preference stock ranking on a parity with the Series _ Preference Shares are not paid in full, then any holder of the Series _ Preference Shares and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full distributable amounts to which each such holder is entitled. The Series _ Preference Shares will rank junior to all of our secured and unsecured debt and to 4,800,198 shares ($120 million aggregate par value) of our cumulative preferred stock, which have a liquidation preference equal to $25 per share plus an amount equal to all accrued and unpaid dividends to the date of liquidation.
Neither the sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of our company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into our company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our company.
Issuance of Senior Shares
As long as any Series _ Preference Shares are outstanding, we do not intend to issue any shares of capital stock ranking senior to the Series _ Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.
Conversion Rights
The Series _ Preference Shares will not be convertible into shares of any other class or series of our capital stock or any other security.
No Sinking Fund
There will be no provisions for any maintenance or sinking funds for any of the Series _ Preference Shares.
Preemptive Rights
Holders of the Series _ Preference Shares will have no preemptive or similar rights. The Series _ Preference Shares, when issued, will be fully paid and nonassessable.
Transfer Agent, Registrar and Paying Agent
Equiniti Trust Company will be the transfer agent, registrar and paying agent for the Series _ Preference Shares. The Series _ Preference Shares will be held by the institutional trustee in book-entry form.

DESCRIPTION OF THE GUARANTEE
Set forth below is a description of the general terms that apply to the Guarantee pursuant to which we will guarantee certain payment obligations of the Issuer. The following description is a summary and it does not describe every aspect of the Guarantee. The Guarantee, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, contains the full legal text of the matters described in this section. This summary is qualified by the Guarantee and you should read carefully the detailed provisions of the Guarantee.
General
We will execute a guarantee agreement for the benefit of the holders of the Trust Preference Securities. Under the Guarantee, we will irrevocably and unconditionally agree to pay, on a subordinated basis, in full to the holders of the Trust Preference Securities, except to the extent paid by the Issuer, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the Trust Preference Securities, to the extent the Issuer has funds available for distributions;

•
the redemption price, plus all accrued and unpaid distributions to the date of redemption, if any, with respect to any Trust Preference Securities called for redemption by the Issuer, to the extent the Issuer has funds available for redemptions; and

•
upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer, other than in connection with a redemption or the distribution of Series _ Preference Shares (or depositary shares in lieu thereof) to the holders of Trust Preference Securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions, if any, on the Trust Preference Securities to the date of payment to the extent the Issuer has funds available; and

•	the amount of assets of the Issuer remaining available for distribution to holders of the Trust Preference Securities in liquidation of the Issuer.
We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of the Trust Preference Securities or by causing the Issuer to pay such amounts to such holders.
The Guarantee will not apply to any payment of any distributions, except to the extent that the Issuer has funds available for such payments and has not applied such funds to make required payments. If we do not make dividend payments on the Series _ Preference Shares purchased by the Issuer, then the Issuer will not pay distributions on its Trust Preference Securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the Guarantee. See “—Status of the Guarantee” below.
The Guarantee, when taken together with our obligations under the Declaration of Trust, including our obligations to pay costs, expenses, debts and liabilities of the Issuer, other than those relating to Trust Securities, provides a full and unconditional guarantee on a subordinated basis of payments due on the related Trust Preference Securities.
We will also agree to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to its common securities to the same extent as the Trust Preference Securities.
Right of Direct Action
We will also grant each holder of the Trust Preference Securities the right to institute a proceeding directly against us for enforcement of the rights of a holder of the Series _ Preference Shares (the “right of direct action”). This means that holders of the Trust Preference Securities may institute or participate in legal proceedings against us if we fail to fulfill any of our obligations to holders of the Series _ Preference Shares under the terms of the Series _ Preference Shares, our restated articles of incorporation or the certificate of determination of preferences relating to the Series _ Preference Shares. For purposes of the right of direct action, each Trust Preference Security you hold represents a ____ interest in a Series _ Preference Share, and you can enforce the right of direct action only to the extent of an interest in Series _ Preference Shares corresponding to the aggregate liquidation amount of the Trust Preference Securities that you hold.

The institutional trustee, as holder of the Series _ Preference Shares, has agreed to assist each holder of the Trust Preference Securities in exercising the right of direct action by taking necessary actions as requested by such holder; provided that the institutional trustee is under no obligation to take any action at the request of a holder of the Trust Preference Securities unless it is offered security and indemnity reasonably satisfactory to the institutional trustee against the costs, expenses and liabilities that it might incur.
Status of the Guarantee
The Guarantee will constitute our unsecured obligation, and our obligation under the Guarantee will rank subordinate and junior in right of payment to all of our indebtedness and other liabilities and all of our capital stock that by its terms ranks senior to the Series _ Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up; equal in right of payment to the Series _ Preference Shares and other of our capital stock that by its terms ranks equal in right of payment to the Series _ Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up and to any similar guarantee we hereafter issue on behalf of the holders of securities issued by any other statutory trust the assets of which consist of our capital stock that ranks equal in right of payment to the Series _ Preference Shares as to payment of dividends and distributions of assets upon our liquidation, dissolution or winding up; and senior in right of payment to our common stock and all of our securities that by their terms rank junior in right of payment to the Series _ Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.
As long as any Trust Preference Securities remain outstanding, if we have failed to make any guarantee payment when due, we may not, until that guarantee payment is made, declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock that ranks equal or junior to the Series _ Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up, other than dividends or distributions paid in our capital stock, payments under the Guarantee, any declaration of a dividend in connection with the implementation of, issuance of stock under, or redemption or repurchase of rights pursuant to a shareholders’ rights plan, or repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of its directors, officers, employees or consultants.
The Guarantee will constitute a guarantee of payment and not of collection – in other words, a holder of the Trust Preference Securities may sue us, or seek other remedies, to enforce its rights under the Guarantee without first suing any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Securities and will not be discharged except as described below (see "Description of the Guarantee—Termination of the Guarantee" below).
Amendments and Assignment
Except with respect to any changes that do not materially and adversely affect the rights of holders of the Trust Preference Securities (in which case no consent of the holders will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding Trust Preference Securities. All guarantees and agreements contained in the Guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the Trust Securities.
Termination of the Guarantee
The Guarantee will terminate upon full payment of the redemption price of all the Trust Preference Securities; upon distribution of Series _ Preference Shares (or depositary shares in lieu thereof) in accordance with the Declaration of Trust to the holders of the Trust Securities; or upon full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Issuer. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preference Securities must repay any sums paid under the Trust Preference Securities or the Guarantee.
Governing Law
The Guarantee will be governed by and construed in accordance with the laws of the State of California.

RELATIONSHIP AMONG THE TRUST PREFERENCE SECURITIES,
THE SERIES _ PREFERENCE SHARES AND THE GUARANTEE
Full and Unconditional Guarantee
Taken together, our obligations under the Declaration of Trust and the Guarantee, including the right of direct action granted under the Guarantee, provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preference Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer’s obligations under the Trust Preference Securities.
If and to the extent that we do not make dividend payments or other amounts due on the Series _ Preference Shares, the Issuer will not make such payments on the Trust Preference Securities. The Guarantee does not cover payment of distributions when the Issuer does not have sufficient funds to pay such distributions.
Sufficiency of Payments
As long as payments of dividends on the Series _ Preference Shares are made when, as and if declared by our board of directors or a duly authorized committee of the board, and other payments on the Series _ Preference Shares are made when due, such payments will be sufficient to cover distributions and other payments due on the Trust Preference Securities, primarily because:

•	the aggregate liquidation preference of the Series _ Preference Shares will be equal to the sum of the aggregate liquidation amount of the Trust Preference Securities and the common securities;

•	the dividend rate and dividend and other payment dates on the Series _ Preference Shares will match the distribution rate and distribution and other payment dates for the Trust Preference Securities;

•	we will pay for all and any costs, expenses and liabilities of the Issuer except for the Issuer’s obligations to holders of the Trust Preference Securities under such Trust Preference Securities; and

•	the Declaration of Trust will provide that the Issuer may not engage in any activity that is not consistent with the limited purpose of the Issuer.
Enforcement Rights of Holders of the Trust Preference Securities
A holder of any Trust Preference Security may institute a legal proceeding directly against us to enforce its payment rights under the Guarantee or its right of direct action without first instituting a legal proceeding against the Issuer or any other person or entity.
Limited Purpose of Trust
The Trust Preference Securities will evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Trust Preference Securities and common securities and investing the proceeds thereof in the Series _ Preference Shares. A principal difference between the rights of a holder of Trust Preference Securities and a holder of Series _ Preference Shares will be that a holder of Series _ Preference Shares will be entitled to receive from us the declared dividend and redemption or liquidation amount on the Series _ Preference Shares, while a holder of Trust Preference Securities will be entitled to receive distributions and redemption or liquidation amount from the Issuer or amounts payable under the Guarantee. A holder of a Trust Preference Security may seek payment directly from us under the right of direct action only in very limited circumstances.

Rights upon Dissolution
Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer involving the liquidation of the Series _ Preference Shares, the holders of the Trust Preference Securities are entitled to receive, out of assets held by the Issuer after satisfaction of liabilities to creditors of the Issuer, the liquidation distribution in cash. See “Description of the Trust Preference Securities—Liquidation Distribution Upon Dissolution” above. Upon our voluntary or involuntary liquidation or bankruptcy, the Issuer’s institutional trustee, as holder of the Series _ Preference Shares, would be our subordinated creditor, subordinated in right of payment to all secured and unsecured debt and our cumulative preferred stock, but entitled to receive payment in full of the liquidation amount, as well as any accrued and unpaid distributions, if any, before any of our common shareholders receive payments or distributions. Since we are the guarantor under the Guarantee and have agreed to pay for all costs, expenses and liabilities of the Issuer, other than the Issuer’s obligations to the holders of the Trust Preference Securities, the positions of a holder of such Trust Preference Securities and a holder of such Series _ Preference Shares relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax consequences of owning the Trust Preference Securities. It applies to you only if you acquire Trust Preference Securities upon their original issuance at their original offering price and you hold your Trust Preference Securities as capital assets for U.S. federal income tax purposes. This section does not describe other U.S. federal tax consequences, nor does it describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. No attempt has been made in this section to describe all U.S. federal income tax matters affecting the Trust Preference Securities.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations under the Code, published administrative rulings and court decisions, all as currently in effect. These laws are subject to change, possibly with retroactive effect, which may cause the U.S. federal income tax consequences to vary substantially from consequences described below.
This section does not apply to you if you are a member of a class of holders subject to special rules, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the Trust Preference Securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction.
Tax consequences may vary depending upon the particular status of an investor. Potential investors should consult with their own tax advisers in determining the specific tax consequences and risks to them of purchasing, holding and disposing of Trust Preference Securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.
Classification of the Issuer
In the opinion of _______________, tax counsel to us and to the Issuer, under current law and assuming full compliance with the terms of the Declaration of Trust and other relevant documents, and based on the facts and assumptions contained herein, as well as representations we made, the Issuer will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Trust Preference Securities generally will be considered the owner of an undivided beneficial interest in the Series _ Preference Shares held by the Issuer. If the Issuer were to be treated as an association taxable as a corporation, it would be subject to U.S. federal income tax on its income and gain with respect to the Series _ Preference Shares, and the tax consequences to you of holding Trust Preference Securities would differ. No ruling has been or will be requested from the Internal Revenue Service (“IRS”) with respect to the U.S. federal income tax treatment of the trust, including a ruling as to the status of the trust as a grantor trust for U.S. federal income tax purposes. Unless otherwise indicated, the remainder of this summary assumes that the classification of the Issuer as a grantor trust will be respected for U.S. federal income tax purposes.
In certain circumstances, we may dissolve the Issuer and cause the corresponding Series _ Preference Shares or depositary shares to be distributed to the holders of the Trust Preference Securities. Under current law, that distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event and each holder would receive an aggregate tax basis in the Series _ Preference Shares equal to that holder’s aggregate tax basis in its Trust Preference Securities.
U.S. Holders
The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of Trust Preference Securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
Distributions. Distributions with respect to the Trust Preference Securities will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Trust Preference Securities exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Trust Preference Securities, and thereafter as capital gain.
Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the Trust Preference Securities generally represent “qualified dividend income,” which is not taxed at ordinary income tax rates, but instead is taxed at more favorable capital gain rates. In addition, distributions with respect to the Trust Preference Securities constituting dividend income paid to holders that are U.S. corporations generally qualify for the dividends-received deduction. The availability of the reduced dividend tax rate and the dividends-received deduction are subject to certain exceptions for short-term and hedged positions and other applicable limitations. A U.S. holder should consult its own tax adviser regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of its particular circumstances.
Dispositions. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the Trust Preference Securities equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the securities sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the securities sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.
Although a U.S. holder receiving cash in a redemption of the Trust Preference Securities is generally expected to be taxed in the same manner described for any other disposition, that treatment is subject to certain exceptions, particularly in the case of a holder actually or constructively owning other shares of our stock. A U.S. holder should consult its own tax adviser regarding the application of these rules in light of its particular circumstances.
Information reporting and backup withholding on U.S. holders. Certain U.S. holders may be subject to backup withholding with respect to the payment of distributions (to the extent such distributions are treated as dividends for U.S. federal income tax purposes) on the Trust Preference Securities and to certain payments of proceeds on the disposition of the Trust Preference Securities unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.
Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information, but does not do so in the proper manner.
Information returns will generally be filed with the IRS in connection with the payment of distributions on the Trust Preference Securities to non-corporate U.S. holders and certain payments of proceeds to non-corporate U.S. holders on the disposition of the Trust Preference Securities.

3.8% Medicare tax on "net investment income." A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year or (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income and its net gains from the disposition of Trust Preference Securities, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax adviser regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Trust Preference Securities.
Non-U.S. Holders
The discussion in this section is addressed to non-U.S. holders of the Trust Preference Securities. For this purpose, a non-U.S. holder is a beneficial owner of Trust Preference Securities other than a U.S. holder or partnership.
Distributions. Generally, subject to the discussion in “—Foreign Account Tax Compliance Act” below, distributions paid to a non-U.S. holder with respect to the Trust Preference Securities (to the extent such distributions are treated as dividends for U.S. federal income tax purposes) will be subject to U.S. federal income and withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty (provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN or W-8BEN-E certifying that such holder is eligible for treaty benefits), unless the distributions are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder (and the non-U.S. holder provides the payor with a properly completed IRS Form W-8ECI). Distributions that are treated as dividends for U.S. federal income tax purposes and effectively connected with such a trade or business (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dispositions. Subject to the discussion in “—Foreign Account Tax Compliance Act” below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of the Trust Preference Securities so long as: : (i) the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or if an income tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder); (ii) in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (or else the gain may be subject to tax if certain other conditions are met); and (iii) we are not and have not been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the Trust Preference Securities, or certain other conditions are met. We do not currently believe that we are a U.S. real property holding corporation or that we will become one in the future.
Although a non-U.S. holder receiving cash in a redemption of the Trust Preference Securities is generally expected to be taxed in the same manner described for any other disposition, that treatment is subject to certain exceptions, particularly in the case of a holder actually or constructively owning other shares of our stock. A non-U.S. holder should consult its own tax adviser regarding the application of these rules in light of its particular circumstances.

Information reporting and backup withholding on non-U.S. holders. Payment of distributions treated as dividends for U.S. federal income tax purposes and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the distributions were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such distributions and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of distributions treated as dividends for U.S. federal income tax purposes to non-U.S. holders unless such non-U.S. holders furnish to the payor an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.
Payment by a U.S. office of a broker of the proceeds of a sale of the Trust Preference Securities is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the Trust Preference Securities if such sale is effected through a foreign office of a broker.
Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to distributions treated as dividends for U.S. federal income tax purposes paid on the Trust Preference Securities, and to the gross proceeds from a disposition of the Trust Preference Securities occurring after December 31, 2018, in each case paid to (i) a “foreign financial institution” (as specifically defined under FATCA), which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which alternatively may be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined under FATCA) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a distribution payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of the Trust Preference Securities.

CERTAIN ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the Trust Preference Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.
Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities or otherwise (collectively, “plans”) from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law (“Similar Law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Law apply, proposing to acquire the offered securities, should consult with its legal counsel before purchasing the Trust Preference Securities.
The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets (as modified by Section 3(42) of ERISA, the “Plan Asset Regulation”). Under the Plan Asset Regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Issuer would be deemed to be “plan assets” of a plan whose assets were used to purchase the Trust Preference Securities if the Trust Preference Securities were considered to be equity interests in the Issuer and no exception to plan asset status were applicable under such regulation. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the trust.
One exception to plan asset status under the Plan Asset Regulation applies to a class of equity interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the “Publicly Offered Securities Exception”). Although no assurances can be given, we believe that the Publicly Offered Securities Exception will be applicable to the Trust Preference Securities offered hereby. First, the Trust Preference Securities will be sold as part of a public offering pursuant to an effective Registration Statement under the Securities Act, and the Trust Preference Securities will be timely registered under the Securities Exchange Act. Second, it appears that the Trust Preference Securities will be freely transferable because the Trust Preference Securities will be freely tradable on NYSE like any other exchange listed security. Finally, it is anticipated that the Trust Preference Securities will be owned by at least 100 investors independent of the Issuer. Therefore, the underlying assets of the Issuer should not be considered to constitute assets of any Plan which purchases Trust Preference Securities.
If, however, the assets of the Issuer were deemed to be plan assets of plans that are holders of the Trust Preference Securities, a plan’s investment in the Trust Preference Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in the Trust Preference Securities. If this were the case, an investment in the Trust Preference Securities by a plan might constitute, or in the course of the operation of Issuer give rise to, one or more prohibited transactions under ERISA or the Code unless a statutory or administrative exemption is available.

The Trust Preference Securities may not be purchased by any plan or any person investing “plan assets” of any plan to the extent such purchase would constitute or result in a nonexempt prohibited transaction under the rules of ERISA or Section 4975 of the Code or in any violation of Similar Law.
The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the Trust Preference Securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other Similar Law, of the acquisition of the Trust Preference Securities and the availability of exemptive relief. The sale of the Trust Preference Securities to a plan is in no respect a representation by the Issuer or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNDERWRITING
__________, __________, __________, __________ (collectively, the “Representatives”), as representatives of the underwriters named below, have entered into an underwriting agreement dated the date of this prospectus with Southern California Edison and the Issuer relating to the offer and sale of the Trust Preference Securities. In the underwriting agreement, the Issuer has agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from the Issuer, the number of Trust Preference Securities set forth opposite its name below:

Name	Number of Trust Preference Securities

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Trust Preference Securities from the Issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the Trust Preference Securities if any are purchased.
We and the Issuer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
We and the Issuer have granted an option to the underwriters to purchase up to an additional ________ Trust Preference Securities at the public offering price. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional Trust Preference Securities proportionate to that underwriter’s initial number of Trust Preference Securities purchased as reflected in the table above.
Each of us and the Issuer has agreed that, from ________ and continuing to and including ________, it will not, without the prior written consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of trust preference securities, preference stock or any securities substantially similar to the Trust Preference Securities or the Series _ Preference Shares other than the securities being offered hereby.
Commissions and Discounts
The underwriters have advised us that they propose to offer the Trust Preference Securities to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the Trust Preference Securities to selected dealers at the public offering price minus a selling concession of up to $____ per Trust Preference Security; provided that the selling concession will be $____ per Trust Preference Security for sales to certain institutions. In addition, the underwriters may allow, and those selected dealers may re-allow, a selling concession of up to $____ per Trust Preference Security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

	Without Exercise of the Over- Allotment Option	With Full Exercise of the Over- Allotment Option
Underwriting discounts and commissions to be paid by Southern California Edison	$	$ '(2)
Proceeds to SCE Trust _ before expenses	$	$

(1)
Underwriting discounts and commissions of $______ per Trust Preference Security will be paid by us; except that for sales to certain institutions, the discounts and commissions will be $_______ per Trust Preference Security.

Assumes no over-allotment sales will be made to certain institutions.
We estimate that our expenses and the expenses of the Issuer related to this offering, all of which we have agreed to pay, excluding underwriting discounts and commissions, will be $________.
Listing and Settlement
Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the symbol “SCE PR _”. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of ____________.
We expect delivery of the Trust Preference Securities will be made against payment therefor on or about _________, which is the fifth business day after the date of this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trust Preference Securities on the date of this prospectus or the next two business days will be required, by virtue of the fact that the Trust Preference Securities initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Trust Preference Securities in the open market for the purpose of pegging, fixing or maintaining the price of the Trust Preference Securities. Syndicate covering transactions involve purchases of the Trust Preference Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the Trust Preference Securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Trust Preference Securities to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.
Selling Restrictions
The underwriters have represented and agreed that they have not and will not offer, sell or deliver the Trust Preference Securities, directly or indirectly, or distribute this prospectus or any other offering material relating to the Trust Preference Securities, in any jurisdiction except under circumstances that will be, to the best of their knowledge, in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.
Because the Financial Industry Regulatory Authority, Inc., or FINRA, views the Trust Preference Securities as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA Rules. Investor suitability with respect to the Trust Preference Securities will be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Other Relationships
Certain of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and instruments or those of our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

EXPERTS
The consolidated financial statements of Southern California Edison Company incorporated in this prospectus by reference to the Annual Report on Form 10-K of Southern California Edison Company for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
VALIDITY OF THE SECURITIES AND GUARANTEE
Richards, Layton & Finger, P.A., special Delaware counsel to Southern California Edison and the Issuer, will pass upon certain matters of Delaware law relating to the validity of the Trust Preference Securities. Munger, Tolles & Olson LLP, special counsel to Southern California Edison, will pass upon the validity of the Guarantee. Barbara E. Mathews, Southern California Edison’s Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, will pass upon the validity of the Series _ Preference Shares. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.
Ms. Mathews is a salaried employee of Southern California Edison and earns stock-based compensation based on Edison International’s common stock. Additionally, she may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan. She owns no securities of Southern California Edison or the Issuer.
Cleary Gottlieb Steen & Hamilton LLP, New York, New York has from time to time provided, and may provide in the future, legal services to Southern California Edison and its affiliates.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports required by the Exchange Act , as amended,, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports and proxy statements and other information at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling them at 1-800-SEC-0330.
The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as Southern California Edison, that file electronically with the Securities and Exchange Commission. The address of that web site is http://www.sec.gov.

You may also review reports, proxy statements and other information about Southern California Edison at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on the web site maintained by Southern California Edison’s parent, Edison International, at http://www.edison.com. Information contained on or that can be accessed through this website does not constitute part of this prospectus.
This prospectus is part of a registration statement that we and the Issuer filed with the Securities and Exchange Commission. You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below. We filed forms or copies of the articles of incorporation and other documents establishing the terms of the offered securities as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.
Incorporation by Reference
The rules of the Securities and Exchange Commission allow us to “incorporate by reference” into this prospectus (other than information that is deemed "furnished" to the SEC), which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the Securities and Exchange Commission. These documents contain important information about Southern California Edison.

•	Our Annual Report on Form 10-K for the year ended December 31, 2017.

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018.

•	Our Current Reports on Form 8-K filed January 31, February 27, March 5, April 27, May 18, and June 4, 2018.

•
All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the end of the offering of the securities described in this prospectus. Those documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements mailed to our shareholders.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:
Southern California Edison Company
2244 Walnut Grove Avenue
P.O. Box 800
Rosemead, California 91770
Attention: Corporate Governance
Telephone (626) 302-4008

SCE Trust _____% Trust Preference Securities
(Cumulative, Liquidation Amount $__ per Trust Preference Security)
Fully and unconditionally guaranteed, to the extent described herein, by
Southern California Edison Company

_________________
PROSPECTUS
_______________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

An estimate of the expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

Article Eighth of the Restated Articles of Incorporation of Southern California Edison Company authorizes Southern California Edison Company to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

Article VI of the Amended Bylaws of Southern California Edison Company contains provisions implementing the authority granted in Article Eighth of the Restated Articles of Incorporation. The Amended Bylaws provide for the indemnification of any director or officer of Southern California Edison Company, or any director or officer of Southern California Edison Company acting at the request of Southern California Edison Company as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Southern California Edison Company, subject to the terms of any agreement between Southern California Edison Company and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors’ or officers’ liability insurance policy maintained by Southern California Edison Company; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Southern California Edison Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Southern California Edison Company or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to Southern California Edison Company or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Southern California Edison Company; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to Southern California Edison Company or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Southern California Edison Company for breach of duty to Southern California Edison Company or its shareholders. The Amended Bylaws of Southern California Edison Company also provide that Southern California Edison Company shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Southern California Edison Company or (b) a proceeding (or part thereof) other than a proceeding by or in the name of Southern California Edison

Company to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Southern California Edison Company. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

Southern California Edison Company has directors’ and officers’ liability insurance policies in force insuring directors and officers of Southern California Edison Company and its subsidiaries. Southern California Edison Company has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Item 16.    Exhibits.

EXHIBIT INDEX

Exhibit
Number            Description

1.1    Form of Underwriting Agreement (First Mortgage Bonds)+
1.2    Form of Underwriting Agreement (Senior Debt Securities)+
1.3    Form of Underwriting Agreement (Subordinated Debt Securities)+
1.4    Form of Underwriting Agreement (Preferred Stock and Preference Stock)+
1.5    Form of Underwriting Agreement (Trust Preference Securities)+
3.1    Certificate of Restated Articles of Incorporation of Southern California Edison Company, effective March 2, 2006 (File No. 1-2313, filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2017)*
3.2    Amended Bylaws of Southern California Edison Company (File No. 1-2313, filed as exhibit 3.2 to Form 10-Q for the quarter ended September 30, 2016)*
3.3    Certificate of Trust of SCE Trust VII (Registration Statement No. 333‑206060-04)*
3.4    Certificate of Trust of SCE Trust VIII (Registration Statement No. 333-206060-03)*
4.1    SCE First Mortgage Bond Trust Indenture, dated as of October 1, 1923 (File No. 1-2313, filed as Exhibit 4.2 to Southern California Edison Company's Form 10-K for the year ended December 31, 2010)*
4.2    Form of New Supplemental Indenture+
4.3    Form of First Mortgage Bond+
4.4    Indenture for Senior Debt Securities dated as of January 15, 1993 (File No. 1-2313, filed as Exhibit 4.3 to Southern California Edison Company's Form 10-K for the year ended December 31, 2017)*
4.5    Form of Senior Debt Security (included in Exhibit 4.4 above)
4.6    Form of Indenture for Subordinated Debt Securities (Incorporated by reference from Registration Statement 333-136394)*
4.7    Form of Subordinated Debt Security (included in Exhibit 4.6 above) (Registration Statement 333-136394)
4.8    Trust Agreement of SCE Trust VII (Incorporated by reference from Registration Statement No. 333-206060-04)*
4.9    Trust Agreement of SCE Trust VIII (Incorporated by reference from Registration Statement No. 333-206060-03)*
4.10    Form of Amended and Restated Declaration of Trust for each of SCE Trust VII and SCE Trust VIII relating to trust preference securities +
4.11    Form of Guarantee Agreement relating to trust preference securities (filed as Exhibit 4.20 to Southern California Edison Company's Registration Statement No. 333-183045)*
5.1    Opinion of Barbara E. Mathews as to legality of the securities being registered
5.2    Opinion of Richards, Layton & Finger, P.A. relating to SCE Trust VII and SCE Trust VIII
12.1    Statement regarding Computation of Ratios of Earnings to Fixed Charges and Preferred and Preference Stock

12.2    Statement regarding Computation of Ratios of Earnings to Fixed Charges
23.1    Consent of PricewaterhouseCoopers LLP
24.1    Power of Attorney as to Southern California Edison Company
25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the First Mortgage Bond Indenture dated as of October 1, 1923.
25.2    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A.,as Trustee for the Indenture for Senior Debt Securities dated as of January 15, 1993.
25.3    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A.,as Trustee under the form of Indenture for the Subordinated Debt Securities.

__________________
+ To be filed by amendment or by incorporation by reference in connection with the offering of the securities.
* Incorporated by reference pursuant to Rule 411.

Item 17.    Undertakings.

(a)    The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To (i) use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to any securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and

(ii) file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to any securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(9) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(10) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern California Edison Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 27th day of July, 2018.

SOUTHERN CALIFORNIA EDISON COMPANY

By:	/s/ George T. Tabata
George T. Tabata
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

Principal Executive Officer:
By	/s/ Kevin M. Payne
	Kevin M. Payne	Chief Executive Officer	July 27, 2018

Principal Financial Officer:

By	/s/ William M. Petmecky III
	William M. Petmecky III	Senior Vice President and Chief	July 27, 2018
Financial Officer
Principal Accounting Officer:

By	/s/ Aaron D. Moss
	Aaron D. Moss	Vice President and Controller	July 27, 2018

Majority of Board of Directors:
	Vanessa C.L. Chang*	Director	July 27, 2018
	Pedro J. Pizarro*	Director	July 27, 2018
	Linda G. Stuntz*	Director	July 27, 2018
	William P. Sullivan*	Director	July 27, 2018
	Ellen O. Tauscher*	Director	July 27, 2018
	Peter J. Taylor*	Director	July 27, 2018
	Brett White*	Director	July 27, 2018

*By	/s/ George T. Tabata
(George T. Tabata, Attorney-in-Fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 27th day of July, 2018.

SCE TRUST VII
By: SOUTHERN CALIFORNIA EDISON COMPANY,
as Depositor

By	/s/ George T. Tabata
George T. Tabata

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 27th day of July, 2018.

SCE TRUST VIII
By: SOUTHERN CALIFORNIA EDISON COMPANY,
as Depositor

By	/s/ George T. Tabata
George T. Tabata